Exhibit 4.9

INDENTURE OF THE THIRD (3RD) ISSUE OF NON-CONVERTIBLE INTO STOCKS, SIMPLE DEBENTURES OF THE UNSECURED TYPE WITH ADDITIONAL PERSONAL GUARANTEE IN UP TO TWO  SERIES FOR PUBLIC DISTRIBUTION UNDER AUTOMATIC REGISTRATION PROCEDURE OF VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A.

ENTERED INTO BY AND AMONG

VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A.,

as Issuer,

VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA.

as Trustee,

and

SOCIEDADE EDUCACIONAL LEONARDO DA VINCI LTDA.; and

CESUMAR – CENTRO DE ENSINO SUPERIOR DE MARINGÁ LTDA

as Guarantors.

Dated October 30, 2023

INDENTURE OF THE THIRD (3RD) ISSUE OF NON-CONVERTIBLE INTO STOCKS, SIMPLE DEBENTURES OF THE UNSECURED TYPE WITH ADDITIONAL PERSONAL GUARANTEE IN UP TO TWO  SERIES FOR PUBLIC DISTRIBUTION UNDER AUTOMATIC DISTRIBUTION REGISTRATION PROCEDURE OF VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A.

By this indenture,

(1)VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A., a stock corporation registered as a category “B” publicly-held corporation with the Brazilian Securities Commission ("CVM"), in operating phase, with its principal place of business located in the City of Florianópolis, State of Santa Catarina, at Rodovia José Carlos Daux, n. 5500, sala T, 2º andar, Torre Jurerê A, Saco Grande - CEP: 88.032-005, enrolled with the National Register of Legal Entities of the Ministry of Finance ("CNPJ ") under No. 20.512.706/0001-40, herein represented under its By-laws (hereinafter referred to as "Issuer");

and, on the other hand,

(2)VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., a financial institution, with its principal place of business in the City of São Paulo, State of São Paulo, at Rua Gilberto Sabino, no. 215, 4º andar, Pinheiros, CEP 05425-020, , enrolled with the National Register of Legal Entities of the Ministry of Finance ("CNPJ") under No. 22.610.500/0001- 88, as representative of common interests of the holders of the debentures under this issue ("Debenture holders"), pursuant to Law No. 6,404, of December 15, 1976, as amended ("Brazilian Corporation Law"), and CVM Resolution no. 17, of February 9, 20221 (“CVM Resolution 17”) herein represented under its Articles of Association (hereinafter referred to as "Trustee");

and, also, as Guarantors,

(3) SOCIEDADE EDUCACIONAL LEONARDO DA VINCI LTDA., a limited liability company, with its principal place of business located in the City of Indaial, State of Santa Catarina, at Rua Doutor Pedrinho, no. 79, Sala 01, Rio Morto, CEP 89.082.262, enrolled with the National Register of Legal Entities of the Ministry of Finance ("CNPJ") under No. 01.894.432/0001-56, herein represented under its Articles of Association (hereinafter referred to as “UNIASSELVI”); e

(4) CESUMAR – CENTRO DE ENSINO SUPERIOR DE MARINGÁ LTDA., a limited liability company, with its principal place of business located in the City of Maringá, State of Paraná, at Avenida Guedner, no, 1.610, Zona 8, CEP 87.050-390, enrolled with the National Register of Legal Entities of the Ministry of Finance ("CNPJ ") under No. 79.265.617/0001-99, herein represented under its Articles of Association; (“CESUMAR” and, jointly with UNIASSELVI, hereinafter referred to as “Guarantors”);

Issuer, Trustee and Guarantors are hereinafter referred to collectively as the "Parties" and individually and severally as a "Party";

hereby agree upon to enter into this “Indenture of the third (3rd) Issue of Non-Convertible into Stocks, Simple Debentures of the Unsecured Type with Additional Personal Guarantee  in up to two Series for Public Distribution under Automatic Distribution Registration Procedure of Vitru Brasil Empreendimentos, Participações e Comércio S.A.” (hereinafter referred to as “Indenture” or “Indenture of Issue”), under the following terms and conditions:

For the purposes of this Indenture, "Business Day(s)" shall mean any day, other than Saturday, Sunday or nationally declared holiday.

1. AUTHORIZATION

1.1. Authorization for Issue by Issuer

1.1.1. This Indenture of Issue is entered into pursuant to authorization of the Meeting of Issuer’s Board of Directors held on October 27 2023  (“Issuer RCA” and together with Issuer EGM,) whereat resolutions were passed and approved, as applicable: (a) the terms and conditions of Issue (as defined below) and the Offering (as defined below) and (b)  the express authorization to Issuer's executive board to perform all acts, take all actions and adopt all measures necessary for the formalization, implementation and administration of the resolutions taken at Issuer’s RCA, as well as the execution of any and all documents related to the Issue and the Offering, including, but not limited to, the Indenture of Issue the Distribution Agreement (as defined below), and any amendments to such instruments (if necessary), including the amendment to this Indenture of Issue, which will ratify the results of the Bookbuilding Procedure (as defined below), as well as contracting the service providers necessary for the implementation of Issue and the  Offering, pursuant to article 59 of the Brazilian Corporation Law, and in compliance with Law no. 6,385, of December 7, 1976, as amended ("Securities Law"), and with the Brazilian Securities Commission Resolution ("CVM") No. 160, of July 13, 2022, as amended ("CVM Resolution 160").

1.2. Authorization for Creation of Guarantee by Guarantors

1.2.1. Based on the resolutions taken at the shareholders' meetings of each of Guarantors, all of which were held on October 27, 2023 ("Guarantors Corporate Approval" and, together with Issuer’s RCA, "Corporate Approvals"), it was resolved and approved: (a) to grant the Guarantee (as defined below) by each of Guarantors, hereby; and (b) to authorize the management of each of Guarantors to take any and all actions, perform all acts and enter into all documents necessary to give effect to the resolutions evidenced in Guarantors Corporate Approvals.

2. REQUIREMENTS

The third (3rd) issue of simple, non-convertible debentures, issued by Issuer, in up to two series ("Debentures") for public distribution under automatic distribution registration procedure ("Issue"), initially in the amount of regime Five Hundred Million Brazilian Reais (R$ 500,000,000.00) under firm placement guarantee, and such amount may be increased by up to One Hundred Million Brazilian Reais (R$100,000,000.00) as a result of the exercise of the Additional Lot Option (as defined below), to be carried out by the Arrangers under the best distribution efforts procedure, to registered at CVM under automatic registration, as provided for in article 26, item V, sub-item (a) and article 27, item I of CVM Resolution 160 (“Offering”) and this Indenture

2.1. Filing and Publication of Corporate Approvals

2.1.1.	Under article 62, item I, and article 289 of the Brazilian Corporation Law:

(i) Issuer’s RCA will be duly filed before the Board of Trade of the State of Santa Catarina ("JUCESC"), and  published in the newspaper "Diário Catarinense" ("Issuer Publication"), with simultaneous disclosure of the entire corporate act on the website of Issuer Publication, and Issuer shall arrange for the digital certification of the authenticity of the documents maintained on own pages issued by the accredited certifying authority within the scope of the Brazilian Public Key Infrastructures (“ICP – Brasil”), pursuant to article 62, item I and article 289 of the Brazilian Corporation Law;

(ii)the minutes of the UNIASSELVI quotaholders’ meeting held on October 27, 2023, which approved the granting of the respective Guarantee will be duly filed with the JUCESC; and

(iii)the minutes of the CESUMAR quotaholders' meeting held on October 27, 2023, which approved the granting of the respective Guarantee will be filed with the JUCEPAR.

2.1.2. After registration of the Corporate Approvals, Issuer and Guarantors are required to forward an electronic copy (.pdf format) of the respective corporate acts registered for Trustee within five (5) Business Days as from the date of the respective registrations.

2.2. Filing and registration of this Indenture of Issue and any amendments thereto

2.2.1. Under article 62, item II and paragraph 3, of the Brazilian Corporation Law, this Indenture of Issue and any amendments thereto shall be filed with the JUCESC within ten (10) Business Days from the date of its execution, for its consequent filing with the JUCESC.

2.2.2. Issuer undertakes to send to Trustee 1 (one) electronic copy of this Indenture of Issue in ".pdf" format, containing the digital seal of the filing with the JUCESC of this Indenture of Issue, as well as of any amendments, within five (5) Business Days after JUCESP makes said registrations effectively available to Issuer.

2.2.3. Trustee is hereby irrevocably and irreversibly authorized and empowered, on behalf of Issuer and at Issuer's expense, to register this Indenture of Issue with the JUCESC, in the event that Issuer fails to do so within the period set forth in Clause 2.1.1 above, under article 62, paragraph 2, of the Brazilian Corporation Law, which, however, will not disregard the non-compliance of a non-monetary obligation by Issuer, under the terms of line "a" of Clause 8.1.2 below.

2.3. Creation of the Guarantee

2.3.1. Under article 129 of Law No. 6,015, of December 31, 1973, as amended, by virtue of the Guarantee (as defined below) provided by Guarantors under the Clause 5.8.1 below, for the benefit of the Debenture holders, this Indenture of Issue and its eventual amendments, as applicable, will be duly registered by Issuer, at its expenses, with the Registry Office of Deeds and Documents where the head offices of Issuer are located, Trustee and Guarantors, namely, the Registry Office of Deeds and Documents located in the City of Florianópolis, State of Santa Catarina, the City of São Paulo, State of São Paulo, the City of Indaial, State of Santa Catarina in the City of Maringá, State of Paraná ("Registry Offices of Deeds and Documents – RTD Office") and, within up to ten (10) Business Days as of its execution, shall be filed with the referred Offices, provided that, in case any requirements are imposed by the RTD Offices, Issuer and/or Guarantor shall diligently and timely comply with them. Within five (5) Business Days from effective availability of each registration made by the RTD Offices, Issuer shall forward to Trustee 1 (one)electronic copy (in ".pdf" format), containing a digital seal, duly registered with the corresponding RTD Office.

2.4. Automatic Registration of the Offering with CVM and Registration with ANBIMA and ANBIMA's Best Practices Guide

2.4.1. The Offer shall be duly registered with CVM pursuant to article 19 of the Securities Law.  The Debentures shall be the subject of public distribution intended exclusively to Professional Investors, as such Professional Investors are defined as provided for in articles 11 and 13 of CVM Resolution no. 30 of May 11, 2021, as amended (“CVM Resolution 30”), being therefore subject to the automatic public distribution offering of securities procedure, with no need for prior review by CVM, as provided for in article 26, item V, sub-item (a), and article 27, item I of CVM Resolution 160 and all other applicable legal, regulatory and self-regulatory provisions.

2.4.2. The Offering shall be subject to registration with ANBIMA - Brazilian Financial and Capital Markets Association ("ANBIMA"), pursuant to article 20, I and article 25 ANBIMA's "Regulation and Best Practices Code for Structuring, Coordination and Distribution of Public Offerings of Securities and Public Offerings for Acquisition of Securities", in force since January 2, 2023, to compose ANBIMA’s database under the specific rules and procedures regulated by ANBIMA Executive Board within fifteen (15) days as from the submission of the Offering closure notice to ANBIMA, as set forth in article 76 of CVM Resolution 160 (“Closing Notice”).

2.5. Filing for Distribution, Trading, Electronic Custody and Financial Settlement

2.5.1. The Debentures shall be filed for (a) public distribution in the primary market by means of the MDA - Securities Distribution Module, managed and operated by B3 S.A. - Brasil, Bolsa, Balcão - Balcão B3 ("B3"), and the distribution will be financially settled through B3; and (b) trading, in the secondary market, through CETIP21 - Títulos e Valores Mobiliários, managed and operated by B3, and the trades will be financially settled and the Debentures will be electronically held in custody at B3.

2.5.2. Notwithstanding what is described in Clause 2.5. 1 above, the Debentures (i) may be freely traded among Professional Investors; and (ii)  may only be negotiated in the secondary market among Qualified Investors, as such Qualified Investors are defined according to article 12 of CVM Resolution 30 (“Qualified Investors”) after elapse of six (6) months as from the date of the Offering closure, pursuant to article 86, item II, sub-item “a” of CVM Resolution 160.  Notwithstanding the provision above, the Debentures may be traded in the secondary market by the public in general after elapse of one (1) year as from disclosure of the Closing Notice, as set forth in article 86, item II, sub-item “b” of CVM Resolution 160.

3. CORPORATE PURPOSE OF ISSUER

3.1. According to Issuer's By-laws currently in force, Issuer's corporate purpose comprises: (i) the participation in the capital of other business or non-business companies, as quotaholder or shareholder, in Brazil and/or abroad; (ii) to organize, maintain and develop activities related to education and instruction in all its levels and degrees, in the terms of the principles under the specific legislation, provided that the education and teaching units that may come to be maintained by the Company will have their specific purposes in their respective by-laws; (iii) hold and participate in congresses, seminars, excursions and meetings with educational, cultural and social purposes; and (iv) carry out the retail trade of books, including digital books.

4. Allocation of the Proceeds

4.1. The net proceeds raised by Issuer through the Issue of Debentures shall be used (i) with priority for the pre-payment of the last installment of the financing taken out by Issuer from sellers within the scope of CESUMAR acquisition (“Seller’ Financing”) and (ii) the remaining proceeds for Issuer’s cash reinforcement.

4.1.1. For purposes of the provisions of Clause 4.1 above, "net proceeds" shall mean the proceeds raised by Issuer, by means of the payment of the Debentures, less the costs incurred for payment of expenses resulting from the Issue and the Offering.

4.1.2. Issuer shall send to Trustee a statement on letterhead and signed by a legal representatives, attesting to the allocation of the proceeds of this Indenture within  one (1) year as from the Date of Issue, pursuant to Schedule I to this Indenture of Issue, together with the respective proof(s) of payment of Sellers’ Financing.

4.1.3. Whenever requested in writing by the authorities for purposes of compliance with the rules and requirements of regulatory and inspection agencies, within ten (10) Business Days from receipt of the request, or within a shorter term, if so requested by any authority or determined by rule, Issuer undertakes to send to Trustee the documents that at the discretion of the authorities or regulatory agencies, evidence the use of the proceeds from the Debentures in the activities indicated above.

5. THE ISSUE

5.1. Issue Number

5.1.1. This Indenture of Issue constitutes Issuer’s third (3rd) issue of Debentures.

5.2. Series Number

5.2.1. The Issue will be made in up to two series under the communicating vessels system (“Communicating Vessels System”), so that the quantity of Debentures and series of the Issue to be issued will be defined after completion of the Bookbuilding Procedure, except that any of the Debenture series may be cancelled depending on the result of the Bookbuilding Procedure.  In the event the Arrangers (as defined below) exercise the firm guarantee, allocation of the Debentures to be paid in in view of the firm guarantee will be made in any of the series at the sole, but not joint and several, discretion of Arrangers, at the ceiling rate of the respective series, subject to the provision in the Distribution Agreement (as defined below).

5.2.2.  According to the Communicating Vessels System, the quantity of Debentures issued in one of the series shall be deducted of the quantity to be allocated in another series, subject to the total quantity of Debentures provided for in Clause 6.8.1 below, so that the sum of the allocated Debentures in each of the effectively issued series shall correspond to the total quantity of Debentures subject matter of the Issue.  The Debentures will be allocated among the series in such manner as to meet the demand identified in the Bookbuilding Procedure and in the Company interest in the allocation.  The quantity of Debentures to be allocated in each series or until inexistence of allocation in a certain series will be the subject matter of an amendment to this Indenture of Issue, pursuant to Clause 5.6.2 below.

5.2.3.  Save for the express mentions to the first series Debentures (“First Series Debentures”) and the second series Debentures (“Second Series Debentures”), all references to “Debentures” shall be understood as references to the First Series Debentures and Second Series Debentures, jointly.

5.3. Total Amount of Issue

5.3.1. The total amount of Issue will initially be of Five Hundred Million Brazilian Reais (R$500,000,000.00), on the Date of Issue (as defined below), which amount may be increased by up to twenty percent (20%), by up to One Hundred Million Brazilian Reais (R$100,000,000.00), reaching the total amount of Six Hundred Million Brazilian Reais (R$600,000,000.00) as a result of the exercise of the Additional Lot Option, as provided for in Clause 5.4 below  ("Total Amount of Issue”).

5.4.  Additional Lot Option

5.4.1.

In case of an identified excess demand from Investor for subscription and payment of Debentures during completion of the Bookbuilding Procedure, the quantity of initially offered Debentures may be increased by up to twenty percent (20%), that is, by up to One Hundred Million Brazilian Reais (R$100,000,000.00), and reach the total amount of Six Hundred Million Brazilian Reais (R$600,000,000.00) (“Additional Lot Option”), pursuant to the terms of the Distribution Agreement, under the same conditions as those of the initially offered Debentures, without the need of anew request for registration or change to the terms of the Offering, as provided for in and according to, the limits set forth in the terms of article 50 of CVM Resolution 160.  The offering of Debentures originating from any exercise of the Additional Lot Option will be carried out by the Arrangers under the best distribution efforts procedure.

5.5. Placement and Distribution Procedure

5.5.1. The Debentures shall be subject to public distribution to be registered under the automatic distribution procedure, pursuant to the provisions of CVM Resolution 160, , the Securities Law and other applicable legal and regulatory provisions, under a firm guarantee of placement, subject to the provision in Clause 5.5.2 below, with the intermediation of broker financial institutions integrating the Brazilian securities distribution system ("Arrangers") under the "Public Distribution, Placement and Coordination Under Firm Placement Guarantee Agreement of Simple Debentures, Non-Convertible into Stocks, of the Unsecured Type with Additional Personal Guarantee in Up to Two Series, for Public Distribution of the Third (3rd) Issue of Vitru Brasil Empreendimentos, Participações e Comércio S.A.", to be entered into among Issuer, Arrangers and Guarantors ("Distribution Agreement").

5.5.2. As set forth in the Distribution Agreement, the Debentures shall be the subject of public distribution under a firm placement guarantee for the initially offered volume, in the amount of Five Hundred Million Brazilian Reais (R$500,000,000.00) (“Firm Guarantee”), and the offering of Debentures originating from any exercise of the Additional Lot Option will be carried out by the Arrangers under the best distribution efforts procedure, pursuant to the Distribution Agreement.

5.5.3. Partial distribution of Debentures will not be allowed.

5.5.4. The Arrangers will organize the distribution plan, which shall follow the procedure described in article 49 of CVM Resolution 160, as set forth in the Distribution Agreement (“Distribution Plan”).

5.5.5. The distribution period of the Offering will be of at least three (3) Business Days, except where all Debentures have been distributed in a shorted period, pursuant to article 59, paragraph 4, of CVM Resolution 160, and no more than one hundred and eighty (180) days as from the disclosure date of the commencement of the distribution, pursuant to article 48 of CVM Resolution 160.

5.5.6. Pursuant to CVM Resolution 30 and for purposes of the Offering, the following shall be deemed to be: (a) "Professional Investors": (i) financial institutions and other institutions authorized to operate by the Central Bank of Brazil; (ii) insurance companies and capitalization companies; (iii) open and closed pension fund entities; (iv) individuals or legal entities that hold financial investments in an amount greater than Ten Million Brazilian Reais (R$10,000,000.00) and that, additionally, attest in writing their condition of professional investor by means of a proper term, according to Exhibit A to CVM Resolution 30; (v) investment funds; (vi) investment clubs, as long as their portfolio is managed by a securities portfolio manager authorized by CVM; (vii) independent investment agents, portfolio managers, analysts and consultants of securities authorized by CVM, in relation to their own funds; and (viii) non-resident investors; and (b)

"Qualified Investors": (i) Professional Investors; (ii) individuals or legal entities holding financial investments in an amount exceeding One Million Brazilian Reais (R$1,000,000.00) and that, additionally, attest in writing their status as qualified investors by means of a specific term, in accordance with Exhibit B to CVM Resolution 30; (iii) the natural persons that have been approved in technical qualification exams or hold certifications approved by CVM as requirements for the registration of independent investment agents, portfolio managers, analysts and securities consultants, in relation to their own funds; and (iv) investment clubs, provided that their portfolio is managed by one or more unitholders, who are qualified investors.

5.5.6.1. The social security systems created by the Federal Government, the States, the Distrito Federal, or Municipalities, are considered as Professional Investors only if recognized as such in accordance with the specific regulation of the Social Security Ministry.

5.5.7. Issuer undertakes to: (a) not contact or provide information about the Offering to any investor, except if previously agreed with the Arrangers; and (b) inform the Arrangers of any contact it receives from potential investors that may express their interest in the Restricted Offering, within 1 (one) Business Day as of such contact, undertaking, as of now, not to take any action in relation to said potential investors during this period.

5.5.8. No minimum or maximum lots shall be established for each Series of the Offering.

5.5.9. Issuer may, as previously decided jointly with the Arrangers, elect to increase the quantity of Debentures, by exercising the Additional Lot Option.

5.5.10. The Offering will have exclusively Professional Investors as Target Audience.

5.5.11.  There will be no preference for subscription of the Debentures by Issuer’s current shareholders.

5.5.12. Subject to the provisions in the Distribution Agreement and under the terms of article 56 of CVM 160, the participation of Professional Investors who are Related Persons (as defined below) may be accepted in the Offering, without a maximum limit of such participation in relation to the volume of the Offering.  The participation of Related Persons in the Offering will be accepted upon submission of investment intentions without establishment of minimum or maximum lots, to the Arrangers.  Under penalty of cancellation of their investment intention by the Arrangers, each Professional Investor shall inform of its capacity as Related Person in its investment intention, as the case may be.

(i)

In case of an identified excess demand higher than one third (1/3) of the initially offered Debentures, the placement of Debentures to Related Person shall not be allowed, and the investment intentions made by Professional Investors of the Offering that are Related Persons shall be cancelled, pursuant to article 56 of CVM Resolution 160.

(ii)

For the purposes of this Indenture of Issue and pursuant to article 2, item XVI of CVM Resolution 160, “Related Persons” means the Professional Investors who are: direct or indirect controllers, or managers, of the members of the Debenture distribution syndicate, of Issuer, as well as their spouses or companions, their ascendants, descendants, and collateral relatives up to the second (2nd) degree, companies directly or indirectly controlled by them, and, where acting in the Issue of Distribution of the Debentures, all other persons deemed related under CVM regulation providing for rules and procedures to be followed in transactions performed with securities in regulated markets.

5.5.13. The distribution of the Debentures will be carried out in accordance with B3's procedures and with the Distribution Plan described in the Distribution Agreement and in this Indenture of Issue.

5.5.14. No liquidity support fund will be created. A market maker contract may be executed for the Debentures. No price stabilization agreement will be entered into for the Debentures in the secondary market.

5.6.Bookbuilding Procedure

5.6.1.

The procedure for collection of investment intentions organized by the Arrangers will be adopted, with receipt of reservations from Professional Investors without minimum or maximum lots, to check the Professional Investors’ demand for Debentures, so as to define the final quantity and volume of the Issue, considering any issue of Debentures in view of the total partial exercise of the Additional Lot Option, the quantity of Issue series and the quantity of Debentures to be allocated in each series (“Bookbuilding Procedure”).

5.6.2

The results of the Bookbuilding Procedure and, consequently, of the Total Issue Amount, the quantity of series of the Issue and the quantity of debentures to be allocated in each series will be ratified by means of an amendment to this Indenture of Issue, which shall be registered with JUCESC and the RTD Offices, as set forth in Clauses 2.2.1 and 2.3.1 above, without the need for new corporate approval by any of the signatories to this Indenture of Issue and/or holding of a Debenture holders General Meeting

5.7. Settlement and Bookkeeping Bank

5.7.1. The institution providing settlement services for the Debentures will be Itaú Unibanco S.A., a financial institution headquartered in the City of São Paulo, State of São Paulo, at Praça Alfredo Egydio de Souza Aranha, 100, CEP 04.344-902, enrolled with the National Register of Legal Entities of the Ministry of Finance (CNPJ) under No. 60.701.190/0001-04 ("Settlement Bank"). The institution providing bookkeeping services for the Debentures is Itaú Corretora de Valores S.A., a financial institution headquartered in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, 3500, 3º andar (parte), CEP 04.538-132, enrolled with the National Register of Legal Entities of the Ministry of Finance (CNPJ) under No. 61.194.353/0001-64 ("Bookkeeping Agent").

5.7.2. The Bookkeeping Agent will be responsible for performing the bookkeeping of the Debentures, among other responsibilities defined in the rules issued by CVM and B3.

5.7.3. The Settlement Bank and the Bookkeeping Agent may be replaced at any time, upon approval by the Debenture Holders in a Debenture Holders General Meeting.

5.8.Personal Guarantee

5.8.1. In guarantee of faithful, timely, correct and full compliance with the main, accessory and/or default obligations, present and/or future, undertaken or that may be undertaken, before the Debenture holders within the scope of Issue under this Indenture of Issue, which includes the payment of the Debentures, including the Unit Par Value (as defined below) or the balance of the Unit Par Value, as the case may be, the Remuneration (as defined below), the Default Charges (as defined below), as well as the reimbursement of any and all costs, charges, expenses or amounts that Trustee, acting as representative and for the benefit of the Debenture Holders, may disburse, including on account of the creation and/or perfecting of the Guarantee (as defined below), and any and all other payments due from Issuer under this Indenture of Issue, including the payment of costs, commissions, service providers' fees, charges and expenses provided for in this Indenture of Issue and all ancillary obligations, such as, but not limited to, late charges, fines, penalties, expenses, costs, out-of-court or court fees, commissions and other contractual and legal charges, as well as any and all costs and expenses reasonably incurred according to (i) the generally accepted good judgment and reasonability  criteria in business relationships of this type and (ii) the fiduciary duty inherent thereto by the Debenture Holders as a result of lawsuits, proceedings and/or other judicial or out-of-court measures necessary to safeguard the rights and privileges of the Debenture Holders set forth in this Indenture of Issue and to enforce the guarantee provided arising out of this Indenture of Issue ("Guaranteed Obligations"), the Debentures will rely on Personal Guarantee represented by Guarantors' Guarantee, binding and guaranteeing, as well as their successors under any title, as guarantors and principal payers, jointly and severally liable among themselves and with Issuer, on an irrevocable and irreversible basis, in favor of the Debenture holders, represented by Trustee ("Guarantee").

5.8.2. Any and all payments made by Guarantors in connection with the Guarantee shall be made free and net, without deduction of any present or future taxes, duties, fees, contributions of any nature, charges or withholdings, as well as any interest, fines or other tax liabilities, and Guarantors shall pay such additional amounts as may be necessary for the Debenture holders to receive, after such deductions, collections or payments, an amount equal to that which would have been received if such deductions, collections or payments were not applicable.

5.8.3. Guarantors, by themselves and their respective successors under any title, bind themselves by this instrument and pursuant to law, irrevocably and irreversibly, before the Debenture holders, as joint debtors with Issuer and principal payers of all Guaranteed Obligations until the discharge of the Debentures, with express waiver of the benefits of order, rights and powers of release of any nature set forth in articles 333, sole paragraph, 364, 366, 368, 371, 821, 827, 829, sole paragraph, 830, 834, 835, 837, 838 and 839, of Law no. 10,406, of January 10, 2002, as amended ("Civil Code"), and in articles 130, 131 and 794 of Law No. 13,105, of March 16, 2015, as amended ("Code of Civil Procedure").

5.8.4. This Guarantee shall become effective on the Issue Date (as defined below) and shall remain valid and fully effective, in all its terms until full payment of the Guaranteed Obligations, and may be enforced and demanded by Trustee, judicially or extrajudicially, as many times as necessary until full settlement of the Guaranteed Obligations, including, but not limited to, (i) additions amendments and any other modifications to the conditions set forth in this Indenture, the Distribution Agreement, and the other documents of the Offering, or (ii) any limitation or incapacity of Issuer, including its request for out-of-court reorganization, request for judicial reorganization or bankruptcy, Trustee, for such purpose, shall immediately notify Issuer and Guarantors.

5.8.5. For the purposes of articles 829 and 835 of the Civil Code, Guarantors hereby declare that they have read and agree, in its entirety, with the provisions of this Indenture of Issue, being aware of the terms and conditions of the Guarantee provided and of the Debentures, as well as of the obligations assumed by them in connection with the Issue, declaring themselves jointly and severally liable for the payment of the Guaranteed Obligations until the Debentures have been fully settled and/or redeemed, even if such settlement occurs after the Maturity Dates.

5.8.6. Trustee shall request the judicial or extrajudicial enforcement of the Guarantee, according to the function attributed to it in this Indenture of Issue, once any event of insufficiency of payment of the Guaranteed Obligations is verified. The Guarantee may be enforced and demanded by Trustee as many times as necessary until the full and effective payment of all Guaranteed Obligations, provided that the non-enforcement of the Guarantee by Trustee will not give rise, in any event, to the loss of the right of execution of the Guarantee by the Debenture holders.

5.8.7.  The Guaranteed Obligations shall be paid by Guarantors within three (3) Business Days from the receipt of the written communication sent by Trustee to Guarantors, with copy to Issuer, informing about the non-compliance with the payment, on any date on which it has become due, respecting the respective cure term, if applicable, or the early maturity of the Debentures under Section 8 of this Indenture. The payments shall be made by Guarantors, in accordance with the procedures set forth in this Indenture, without any claim, action, dispute or complaint that Issuer will or may have or exercise in relation to its obligations assumed under the Debentures and this Indenture.

5.8.8. The payments referred to in Clause 5.8.7 above shall be made outside the scope of B3 and in accordance with instructions received from Trustee, subject to the procedures set forth in this Indenture.

5.8.9. No objection or opposition by Issuer may be admitted or invoked by Guarantors with the purpose of being released from the compliance with its obligations before the Debenture holders.

5.8.10. Guarantors shall not be relieved from their obligations hereunder by reason of acts or omissions that may relieve them of their obligations or affect them, including by reason of: (i) any change in the terms and conditions of the Debentures agreed upon between Issuer and the Debenture holders pursuant to this Indenture; (ii) any novation or non-exercise of any right, action, privilege and/or guarantee of the Debenture holders against Issuer; and (iii) any objection, opposition, limitation or inability of Issuer, including its application for extrajudicial recovery, application for judicial recovery, bankruptcy or proceedings of a similar nature.

5.8.11. The Guarantee under this Clause has been duly consented to in good faith by Guarantors, pursuant to applicable law.

5.8.12. Guarantors may make payment of any of the Guaranteed Obligations defaulted by Issuer, regardless of receipt of notice from Trustee, including during any cure period set forth in this Indenture, in which case the default of Issuer shall be deemed cured by Guarantors to the extent of the payment effectively made.

5.8.13. Upon the enforcement of the Guarantee subject matter of this Clause, Guarantors shall subrogate to the rights of the Debenture holders and/or of Trustee before Issuer, as applicable, observing that the subrogation shall occur only after the full payment of the payments related to the Debentures. Notwithstanding the provisions of this Clause, the Parties agree that: (i) Guarantors may only collect, demand, sue or receive any amount due to them by Issuer after full payment of the Guaranteed Obligations; and (ii) the payment of any amount due by Issuer to Guarantors, due to the subrogation under this Clause, may only be made after the settlement of any and all amounts due to the Debenture holders.

5.8.14. The Parties hereby acknowledge that the Guarantee is provided for a fixed term, for purposes of article 835 of the Civil Code, becoming effective as from the Issue Date (inclusive) and having as maturity date the date that corresponds to the date of full settlement of the Debentures, even if its maturity term has been extended or prolonged, under the terms of this Indenture.

5.8.15. Based on the financial statements for the fiscal year ended on December 31, 2022, UNIASSELVI's net assets are Three Hundred and Twenty-Two Million, Four Hundred and Sixty-Four Thousand Brazilian Reais (R$322,464,000.00), and said net assets may be affected by other obligations, including collaterals or personal guarantees, undertaken and/or that may be undertaken by UNIASSELVI before third parties.

5.8.16. Based on the financial statements for the fiscal year ending December 31, 2022, CESUMAR’s net assets are and One Hundred and Thirty-Eight Million, Five Hundred and Sixteen Thousand Brazilian Reais (R$138,516,000.00) and said assets may be affected by other obligations, including collaterals or personal guarantees, undertaken and/or that may be undertaken by CESUMAR before third parties.

5.8.17. For purposes of verifying the sufficiency of the personal guarantee provided pursuant to CVM Resolution 17, each year Guarantors shall send to Trustee within ninety (90) days as from the closing of their financial year, a copy of their financial statements for the latest fiscal year ended.

5.9.Change to the Fundamental Features of the Offering

5.9.1. Pursuant to article 67, paragraph 2 of CVM Resolution 160, the change to the Offering does not depend on prior approval of CVM, however, as provided for in article 69, head paragraph of CVM Resolution 160, the change shall be immediately disclosed by means equal to those used for disclosure of the Offering, and the entities participating in the distribution syndicate shall ensure that the potential Professional Investors, upon receipt of the document of acceptance of the Offering, become aware of the change to the original offering and of the new conditions.

6. THE DEBENTURES

6.1. Date of Issue

6.1.1. For all legal purposes, the date of issue of the Debentures will be November 26. 2023  (“Date of Issue”).

6.2. Yield start date

6.2.1. For all legal purposes, the yield start date shall be the First Payment Date of the Debentures (as defined below) ("Yield Start Date").

6.3. Form, type, and proof of title

6.3.1. The Debentures will be issued in registered book-entry form, without the Issue of certificates, and, for all legal purposes, their ownership will be evidenced by the statement issued by the Bookkeeping Agent and, additionally, with respect to the Debentures that are electronically held in custody at B3, as the case may be, a statement will be issued by B3 on behalf of the Debenture Holder, which will serve as proof of title of such Debentures.

6.4. Convertibility

6.4.1. The Debentures will be simple, i.e., non-convertible into stocks issued by Issuer.

6.5. Type

6.5.1. The Debentures shall be unsecured, under article 58, caption, of the Brazilian Corporation Law, and additionally guaranteed by the Guarantee, under the Clause 5.6.1 above.

6.6. Term and Expiration Date

6.6.1. Subject to the provisions of this Indenture of Issue, (i) the final maturity of the 1st Series Debentures will take place on expiration of term of one thousand, eight hundred and twenty-seven (1,827) days counted from the Date of Issue, maturing, therefore, on November 16, 2028 ("Maturity Date of the 1st Series) and (ii) the final maturity of the 2nd Series Debentures will take place on expiration of the term of two thousand, five hundred and fifty-seven (2,557) days counted from the Date of Issue, maturing, therefore, on November 16, 2030 ("Maturity Date of the 2nd Series " and, when together with the Maturity Date of the 1st Series, the "Maturity Dates").

6.7. Unit par value

6.7.1. The unit par value of the Debentures will be One Thousand Brazilian Reais (R$ 1,000.00), on the Date of Issue ("Unit par value").

6.8. Number of Debentures issued

6.8.1. Initially, five hundred thousand (500,000) Debentures will be issued, and such number may be increased by twenty percent (20%), that is, by up to one hundred thousand (100,000) Debentures, due to the exercise of the Additional Lot Option, as provided for in Clause 5.4 above in up to two (2) series, to be defined after completion of the Bookbuilding Procedure, except that (i) the allocation of the Debentures between the series will take place under the Communicating Vessels System; (ii) there will be no minimum or maximum quantity for allocation between the series; and (iii) any of the series may not be issued, in which case the total Debentures will be issued in the remaining series, as agreed at the end of the Bookbuilding Procedure.  The number of Debentures to be allocated in the first series (“First Series”) and/or in the second series (“Second Series”), as well as the number of series will be formalized by means of the amendment mentioned in Clause 5.6.2 above.

6.9. Subscription Price and Payment Method

6.9.1. The Debentures may be subscribed at any time as from the distribution start date disclosed by means of a distribution start announcement, pursuant to article 13 of CVM Resolution 160, during the Debenture distribution period provided for in article 48 of CVM Resolution 160, and the Debentures will be paid for in cash, in Brazilian currency upon subscription, in accordance with the settlement rules and procedures established by B3 (“Payment Date”).  On the first payment date, the Debentures will be paid in by their Unit Par Value (“First Payment Date”).  If any Debenture is to be paid in on a date subsequent to the First Payment Date, the payment will be based on the Unit Par Value plus the Debentures Remuneration, calculated pro rata temporis as from the First Payment Date to the date of actual payment.

6.9.2. At the sole discretion of the Arrangers, the Debentures may be subscribed with premium or discount to be defined, as the case may be, upon their subscription, provided that it is equally applied to all Debentures of the same series on each payment date.

6.10. Inflation Adjustment of the Debentures

6.10.1. The Unit par value or the balance of the Unit par value of the Debentures will not be adjusted by inflation.

6.11. Remuneration

6.11.1. Remuneration of the First Series Debentures: On the Unit value of the First Series Debentures or on the balance of the Unit value of the First Series Debentures, as applicable, will incur remuneration interest corresponding to the accumulated variation of 100% (one hundred percent) of the average daily rates of the DI - Interfinancial Deposit of one day, "over extra-group", expressed as a percentage per annum, based on two hundred and fifty-two (252) Business Days, calculated and published daily by B3 ("DI Rate"), plus an exponential spread of two point forty-five percent (2.45%) per annum, based on two hundred and fifty-two (252) Business Days ("Remuneration of the First Series Debentures").

6.11.2. Remuneration of the Second Series Debentures: On the Unit par value of the Second Series Debentures or on the balance of the Unit par value of the Second Series Debentures, as applicable, will incur remuneration interest corresponding to the accumulated variation of 100% (one hundred percent) of the DI Rate, increased exponentially by spread (surcharge) of 2,65% (two hundred and sixty- five hundredths) per annum, based on 252 (two hundred and fifty two) Business Days ("Remuneration of the Second Series Debentures” and, when together with the Remuneration of the First Series Debentures, "Remuneration").

6.11.3. The Debentures' Remuneration will be calculated on an exponential and cumulative pro rata temporis basis per elapsed Business Days, levied on the Unit par value of the Debentures of the each Series (or on the balance of the Unit par value of the Debentures of the respective Series) from and including the First Payment Date for the Debentures or the immediately preceding (inclusive) Payment Date for the Remuneration of the Debentures of the respective series until the Payment Date for the Remuneration of the respective series in question, the date of payment upon early maturity as a result of an Early Maturity Event (as defined below) or the date of an eventual Optional Total Early Redemption (as defined below), whichever occurs first. The Remuneration of the Debentures will be calculated in accordance with the following formula:

J = VNe x (Interest Factor – 1)

where:

J = the unit value of the Remuneration on the due at the end of the Capitalization Period (as defined below), calculated to eight (8) decimal digits, without rounding;

VNe = Unit par value or the balance of the Debentures' Unit par value, informed/calculated to eight (8) decimal digits, without rounding; and

Interest Factor = Interest Factor composed of the fluctuation parameter plus spread calculated to nine (9) decimal places, with rounding. Calculated as follows:

Interest Factor = (DI Factor x Spread Factor)

where:

DI Factor = product of the DI  Rates, using the percentage applied, from the Capitalization Period start date, inclusive, up to the calculation date, exclusive, calculated with eight (8) decimal digits, rounded off, calculated as follows:

where:

nDI = total number of DI-Over Rates, considered in the asset updating, being "nDI" a whole number;

TDIk = DI-Over Rate, expressed per day, calculated with eight (8) decimals with rounding, calculated as follows:

where:

DIk = DI-Over Rate, published by B3, valid for one (1) Business Day (overnight), used to two (2) decimal places; and

Spread Factor = fixed interest surcharge, calculated to nine (9) decimal places, rounded off, calculated as follows:

where:

Spread = 2,4500 for First Series Debentures, and 2,6500 for the Second Series Debentures;

DP = the number of Business Days between the first Payment Date of the Debentures of the respective series, in case of first Capitalization Period, or immediately preceding Payment Date (inclusive) of Remuneration Interest on the Debentures of the respective series, in case of all other Capitalization Periods, and the date of calculation (exclusive) where "DP" is a whole number.

6.11.4. The product of the daily factors shall be carried out (1+TDIk), and at each accumulated daily factor, the result shall be truncated with sixteen (16) decimal digits, applying the next daily factor, and so on, until the last one considered; and

6.11.5. If the daily factors are accumulated, the resulting factor "DI Factor" shall be considered with eight (8) decimal places, rounded off.

6.11.6. The factor resulting from the expression (DI Factor x Spread Factor) is considered with nine (9) decimal places, rounded.

6.11.7. The DI Rate shall be used considering identical number of decimal places disclosed by the agency responsible for its calculation.

6.11.8. Subject to the provisions set forth in the paragraph below, if, at any time during the term of the Debentures, the DI Rate is not disclosed, the last DI Rate available up to the moment shall be applied for the calculation of the Remunerations, and no compensation shall be due between Issuer and the Debenture Holder upon the subsequent disclosure of the DI Rate that would be applicable.

6.11.9. In case the DI Rate is no longer disclosed for a period superior to thirty (30) days, or in case it is extinct, or there is a legal impossibility of application of the DI Rate for calculation of the Remuneration of the First Series Debentures and/or the Second Series Debentures, as the case may be, Trustee shall, within a maximum period of up to five (5) Business Days as of the end of the aforementioned thirty (30) day period or of the extinction or inapplicability event, as the case may be, call a General Meeting of First Series Debenture Holders and/or the Second Series, as the case may be, in the form and within the terms set forth in Article 124 of the Brazilian Corporation Law and in this Indenture, as defined in Section 11 below, which shall have as purpose the resolution by the First Series Debenture Holders and/or Debenture holders of the Second Series, in mutual agreement with Issuer, of the new Remuneration parameter of the Debentures of the First Series Debentures and/or Second Series Debentures, as the case may be, which parameter shall preserve the real value and the same Remuneration levels.

6.11.10. If there is no agreement on the new parameter of Remuneration of the First Series Debentures and/or Remuneration of the Second Series Debentures between Issuer and the First Series Debenture Holders and/or Debenture holders of the Second Series, as the case may be, representing, at least, seventy-five percent (75%) of the Outstanding First Series Debentures (as defined below) and/or Outstanding Second Series Debentures (as defined below), as the case may be, on first call or two-thirds (2/3) on second call, or there is no quorum for resolution or no quorum for installation on second call, Issuer shall redeem all the Outstanding Debentures of the respective Series, within thirty (30) calendar days as of the closing date of the respective General Meeting of First Series Debenture Holders and/or Second Series, as the case may be, or the date on which the respective General Meeting of First Series Debenture Holders and/or Second Series, as the case may be, should have been held, or within such longer period as may be mutually agreed at said meeting, at the Unit par value or the balance of the Unit par value of the Debentures of the First Series and/or Second Series, as the case may be, plus the Remuneration on the  First Series Debentures or Remuneration on the Second Series Debentures, as the case may be, due through the effective redemption date, calculated pro rata temporis, as of the First Payment Date of the Debentures or the immediately preceding Payment Date of the Remuneration (as defined below), as the case may be. The First Series Debentures or the Second Series Debentures redeemed pursuant to this Clause shall be cancelled by Issuer. In this alternative, for calculation of the Remuneration of the First Series Debentures and/or Remuneration of the Second Series Debentures to be redeemed, for each day of the period in which there is an absence of rates, the last officially disclosed DI Rate will be used.

6.11.11. The period for capitalization of the Remuneration ("Capitalization Period") is, for the first Capitalization Period, the interval of time that begins on the First Payment Date of the Debentures inclusive, and ends on the First Payment Date of the e Remuneration of the First Series Debentures or on the first Payment Date of the Remuneration on the Second Series Debentures as the case may be, exclusive, and, for the other Capitalization Periods, the interval of time beginning on the immediately preceding, inclusive, Payment Date of the Remuneration on the First Series Debentures or Remuneration on the Second Series Debentures, as the case may be, and ending on the subsequent, exclusive, Payment Date for the Remuneration on the First Series Debentures or Payment Date for the Remuneration on the Second Series Debentures, as the case may be. Each Capitalization Period succeeds the previous one without interruption, until the respective Maturity Date of the Debentures.

6.12. Remuneration Payment

6.12.1. Without prejudice to the payments as a result of any early maturity of the obligations under the Debentures, the Total Optional Early Redemption of the Debentures, Optional Extraordinary Amortization, the redemption of the total Debentures resulting from the Early Redemption Offer, the Optional Acquisition with calculation of the total Debentures as provided for in this Indenture of Issue, the Remuneration will be paid semiannually, as of the Date of Issue, with the first payment due on May 16, 2024, and the other payments due always on the 16th day of May and November of each year, until the Maturity Date of the each Series, as defined in Clause 6.6 above (each such date a "Remuneration Payment Date" and, together, "Remuneration Payment Dates").

Installment	Payment Date of the Remuneration on the First Series Debentures

1	May 16, 2024
2	November 16, 2024

Installment	Payment Date of the Remuneration First Series Debentures
1	May 16, 2025
2	November 16, 2025
3	May 16, 2026
4	November 16, 2026
5	May 16, 2027
6	November 16, 2027
7	May 16, 2028
8	November 16, 2028
9	May 16, 2028
10	Maturity Date of the First Series Debentures

Installment	Payment Date of the Remuneration of the Second Series Debentures
1	May 16, 2024
2	November 16, 2024
3	May 16, 2025
4	November 16, 2025
5	May 16, 2026
6	November 16, 2026
7	May 16, 2027
8	November 16, 2027
9	May 16, 2028
10	November 16, 2028
11	May 16, 2029
12	November 16, 2029
13	May 16, 2030
14	Maturity Date of the Second Series Debentures

6.12.2. Those who are Debenture Holders at the end of the Business Day preceding each Remuneration Payment Date set forth in this Indenture of Issue shall be entitled to payments on the Debentures.

6.13. Amortization of the Par Value

6.13.1. Amortization of the First Series Debentures:  The Unit PAR Value or balance of the Unit par value of the First Series Debentures will be amortized in consecutive, semiannual installments, as of the third (3rd) year  (inclusive) counted from the Date of Issue, always due on the 16th day of the months of May and November, and the first installment will be due on November 16, 2026, and the other installments will be due on each of the respective amortization dates according to the dates indicated in the 2nd column of the table below, and the last due on the Maturity Date of the First Series Debentures (each,  "Amortization Date of the First  Series Debentures " and, together, the “Amortization Dates of the First Series Debentures”) and percentages set forth in the third (3rd) column of the table below:

Installment	Amortization Date of the Debentures	Percentage of the balance of the Unit par value of the First Series Debentures to be amortized
1	November 16, 2026	20.0000%
2	May 16, 2027	25.0000%
3	November 16, 2027	33.3333%
4	May 16, 2028	50.0000%
5	Maturity Date of the First Series Debentures	100.0000%

6.13.2.  Amortization of the Second Series Debentures:  The balance of the Unit Par Value of the Second Series Debentures will be amortized in semiannual, consecutive installments as from the fourth (4th) year (inclusive) as from the Date of Issue, always due on the 16th day of the Months of May and November, and the first installment will be due on November 16, 2027 and all other installments will be due on each of the amortization dates, according to the dates indicated in the 2nd column of the table below and the last due on the Maturity Date of the Second Series Debentures (each an “Amortization Date of the Second Series Debentures” and, together, the ”Amortization Dates of the Second Series Debentures” and, together with the Amortization Dates of the First Series Debentures”, the “Amortization Dates of the Debentures”) and percentages set forth in the 3rd (third) column of the table below:

Installment	Amortization Date of the Debentures	Percentage of the Unit Part Value of the Second Series Debentures to be amortized
1	November 16, 2027	14.2857%
2	May 16, 2028	16.6667%
Installment	Amortization Date of the Debentures	Percentage of the Unit Part Value of the Second Series Debentures to be amortized
3	November 16, 2028	20.0000%
4	May 16, 2029	25.0000%
5	November 16, 2029	33.3333%
6	May 16, 2030	50.0000%
7	Maturity Date of the Second Series Debentures	100.0000%

6.14. Place of Payment

6.14.1. Payments to which Debentures are due will be made by Issuer on the respective due date using, as applicable: (a) the procedures adopted by B3 for Debentures held in custody electronically therein; and/or (b) the procedures adopted by the Bookkeeping Agent, for Debentures that are not electronically held in custody at B3.

6.15. Extension of Terms

6.15.1. Terms for the payment of any obligation will be extended until the 1st (first) subsequent Business Day if the due date coincides with a national holiday, Saturday or Sunday.

6.16. Delay Charges

6.16.1. Without prejudice to the Remuneration of the Debentures, in case of default in the payment by Issuer of any amount due to the Debenture holders, the overdue debts not paid by Issuer shall be subject to, regardless of notice, notification or judicial or extrajudicial interpellation: (i) a conventional, irreducible fine of a non-compensatory nature of two percent (2%); and (ii) default interest at the rate of one percent (1%) per month calculated pro rata temporis from the date of default to the date of actual payment; both calculated on the amount due and unpaid ("Delay Charges").

6.17. Expiration of Rights to Accruals

6.17.1. Without prejudice to the provisions of Clause 6.16.1 above, the failure of the Debenture Holder to appear to receive the value corresponding to any of the monetary obligations of Issuer, on the dates set forth in this Indenture, or in a notice published by Issuer in the newspaper indicated in Clause 6.19 below, shall not entitle it to receive the Remuneration of the Debentures and/or Delay Charges in the period related to the delay in receiving, being assured, however, the rights acquired until the date of the respective maturity or payment.

6.18. Renegotiation

6.18.1.	The Debentures will not be subject to scheduled renegotiation.

6.19. Publication

6.19.1. Without prejudice to compliance with the provision in article 13 of CVM Resolution, all acts and decisions to be taken as a result of this Issue that, in any way, may involve the interests of the Debenture holders, shall be mandatorily communicated in the form of notices, in the Publication Newspaper of Issuer or other newspaper that may be designated for such purpose by Issuer, as well as on Issuer's website on the world wide web <https://www.vitru.com.br/> ("Notice to Debenture Holders"), subject to the provisions of article 289 of the Brazilian Corporation Law and the limitations imposed by CVM Resolution  160 in relation to the advertising of the Offering and the legal deadlines, and Issuer shall notify Trustee, B3 regarding any publication on the Date of Issue, provided that, in the event Issuer changes its Publication Newspaper after the Date of Issue, it shall send notice to Trustee informing the new vehicle for disclosure of its information.

6.20. Immunity of Debenture Holders

6.20.1. In case any Debenture Holder enjoys any type of tax immunity or exemption, such Debenture Holder shall forward to the Settlement Bank and to Issuer, within at least ten (10) Business Days prior to the date scheduled for receipt of any values related to the Debentures, documentation evidencing such tax immunity or exemption, provided that, in case the Debenture Holder does not send such documentation, Issuer will make the withholdings of taxes provided for in the tax legislation in force in the income of such Debenture Holder.

6.21. Risk Rating

6.21.1.  Standard and Poor’s was hired as the rating agency that will perform the rating(("rating") of the Debentures ("Rating Agency"). The Rating Agency may, at any time, be replaced by rating companies Fitch Ratings or Moody’s Latin America, without the need of prior approval from the Debenture holders, and Issuer shall notify Trustee of the new Risk Rating Agency within five (5) Business Days as from the hiring.

6.21.2. During effectiveness of the Debentures, Issuer shall keep the Rating Agency hired at its expenses, to perform the annual update of the rating of the Debentures once at each calendar year.

6.21.3. The Issuer shall: (i) keep the rating of the Debentures updated once at each calendar year, based on the preparation date of the latest rating report; (ii) disclose or allow the Rating Agency to widely disclose to the market the reports with the summary of the ratings; (iii) deliver to Trustee the rating reports prepared by the Rating Agency within five (5) Business Days as from the date of receipt thereof by Issuer; and (iv) on the same date, notify Trustee of any change and the start of any rating revision process.

7. TOTAL OPTIONAL EARLY REDEMPTION, EXTRAORDINARY AMORTIZATION, EARLY REDEMPTION OFFER AND OPTIONAL ACQUISITION

7.1. Total Optional Early Redemption

7.1.1. Total Optional Early Redemption of the First Series Debentures: Subject to the provisions of the Clauses below, Issuer may, as from the thirtieth (30th) month, namely May 16, 206, inclusive, at its sole discretion, make the total optional early redemption of the First  Series Debentures ("Total Optional Early Redemption of the First Series Debentures"), and the amount due by Issuer will be equivalent to (a) the Unit Par Value of the First Series Debentures or he balance of the Unit Part Value of the First Series Debentures, as the case may be, to be redeemed added with (b) the Remuneration of the First Series Debentures, calculated pro rata temporis as from the Yield Start Date or the immediately preceding Remuneration Payment Date of the First Series Debentures (inclusive), as the case may be, until the effective date of Early Optional Redemption of the First Series Debentures (exclusive) accrued on the Unit Par Value or the balance of the Unit Par Value of the First Series Debentures and all other charges due and unpaid until the Total Optional Early Redemption of the First Series Debentures; and (c) percentage premium per annum, pro rata temporis based on two hundred and fifty-two (252) Business Days, calculated from the date of Total Optional Early Redemption of the First  Series Debentures until the respective Maturity Date, according to the formula below (First Series Premium), multiplied by the result of the sum of amounts provided for in items (a) and (b) of this Clause, to wit:

where:

P = percentage defined according to the table below; and

DUr = number of Business Days as from the date of the Total Optional Early Redemption of the First Series Debentures until the respective Maturity Date.

Date of the Total Optional Early Redemption of the First Series Debentures	Premium resulting from the Total Optional Early Redemption of the First Series Debentures (“P”)

From May 16, 2026 (inclusive) to November 16, 2027 (exclusive)	0.40% per annum
)

From November 16, 2027 (inclusive) until Maturity Date of the First Series Debentures	0.35% per annum

7.1.2. Total Optional Early Redemption of the Second Series Debentures: Subject to the provision in the Clauses below, Issuer may, as from the forty-eighth (48th) month, that is, as from November 16, 2027. inclusive, at its sole discretion, make the total optional early redemption of the Second Series Debentures (“Total Optional Early Redemption of the Second Series Debentures” and, together with the Total Optional Early Redemption of the First Series Debentures, the “Total Optional Early Redemption of the Debentures”), and the amount due by Issuer will be equivalent to (a) the Unit Par Value of the Second Series Debentures or balance of the Unit Par Value of the Second Series Debentures, as the case may be, to be redeemed, added with (b) the Remuneration of the Second Series Debentures, calculated pro rate temporis from the Yield Start Date or the immediately preceding Payment Date of the Second Series Remuneration (inclusive), as the case may be, until the effective date of the Total Optional Early Redemption of the Second Series Debentures (exclusive), accrued on the Unit Par Value or the balance of the Unit Par Value of the Second Series Debentures and all other charges due and unpaid until the date of Total Optional Early Redemption of the Second Series Debentures; and (c) the percentage premium per annum, pro rata temporis, based on the two hundred and fifty-to (252) Business Days, calculated as from the date of the Total Optional Early Redemption  of the Second Series Debentures until the respective Maturity Date, according to the formula below (“Second Series Premium”), multiplied by the result of the sum of amount provided for in items (a) and (b) of this Clause, to wit:

where:

P = percentage defined according to the table below; and

DUr = number of Business Days as from the date of Total Optional Early Redemption of the Second Series Debentures until the respective Maturity Date.

Date of the Total Optional Early Redemption of the Second Series Debentures	Premium resulting from the Total Optional Early Redemption of the Second Series Debentures (“P”)
From November 16, 2027 (inclusive) until May 16, 2029 (exclusive)	0.45% pr annum
May 16, 2029 (inclusive) until the Maturity Date of the Second Series Debentures	0.40% per annum

7.1.3. The Total Optional Early Redemption of the Debentures will be addressed to all Debenture holder of the respective series without distinction, and equal conditions will be ensured to all Debenture holders of the respective series, according to the terms and conditions provided for in the Clause below.

7.1.4. If the date of performance of the Total Optional Early Redemption of the Debentures coincides with an Amortization Date and/or payment of Remuneration on the Debentures, the premium provided for in item (c) of Clauses 7.1.1. and 7.1.2 above shall be calculated on the balance of the Unit par value of the First Series Debentures and Second Series Debentures, as the case may be, after said payment.

7.1.5. The Total Optional Early Redemption of the Debentures shall only be performed by means of individual communication sent to the Debenture Holders of the respective series, or publication of an announcement, pursuant to Section 6. 19 above, in both cases with a copy to Trustee, B3 and ANBIMA, ten (10) Business Days in advance of the date on which the effective Optional Total Early Redemption of the Debentures is intended to be made (“Redemption Notice”), and the said notice shall contain (a) the date of performance of the Total Optional Early Redemption of the Debentures, which shall be a Business Day; (b) the mention that the amount corresponding to the payment will be the Unit par value of the Debentures or balance of the Unit par value of the Debentures, as the case may be, plus (i) Remuneration, calculated as provided in Clause  6.11.2., (ii) of redemption premium; and (c) any other information necessary for the operationalization of the Total Optional Early Redemption of the Debentures.

7.1.6. The Total Optional Early Redemption of the Debentures for the Debentures electronically held in custody at B3 will follow the event settlement procedures adopted by B3. If the Debentures are not electronically held in custody at B3, the Total Optional Early Redemption of the Debentures will be carried out through the Settlement Bank.

7.1.7. The Debentures redeemed by Issuer, as provided for in this Section, shall be mandatorily cancelled.

7.1.8. The partial optional early redemption of the Debentures will not be admitted.

7.2. Optional Extraordinary Amortization

7.2.1. Optional Extraordinary Amortization of the First Series Debentures.  Issuer may, as from the thirtieth (30th) month, that is, May 16, 2026, inclusive, subject to the terms and conditions set forth below, at its sole discretion and irrespective of the First Series Debenture holders’ will, provided that Issuer declares to Trustee to be in good standing with its obligations under this Indenture of Issue, by means of a notice to be sent according to Clause 13.1 of this Indenture of Issue, make the extraordinary amortization of the First Series Debentures, limited to ninety-eight percent (98%) of the Unit Part Value or the balance of the Unit Par Value of the First Series Debentures (“Optional Extraordinary Redemption of the First Series Debentures”).

7.2.2. The Optional Extraordinary Amortization of the First Series Debentures may only occur (i) by means of a notice sent to each of the First Series Debenture Holders, with copy to Trustee, B3, ANBIMA, Bookkeeping Agent and Settlement Bank, or alternatively, (ii) by publication of a notice addressed to the First Series Debenture Holders, in this case subject to the terms of Clause 6.19 of this Indenture Issue, plus the mailing on the same date, of a written communication to Trustee, B3, ANBIMA, Bookkeeping Agent and Settlement Bank, with the information provided for in Clause 7.2.3 below (in any case, "Notice of Optional Extraordinary Amortization of the First Series Debentures"), in both cases at least five

(5) Business Days prior to the date expected for performance of the effective Optional Extraordinary Amortization of the First Series Debentures ("Date of Optional Extraordinary Amortization of the First Series Debentures” ").The Date of the Optional Extraordinary Amortization of the First Series Debentures shall necessarily correspond to a Business Day.

7.2.3. Upon the Optional Extraordinary Amortization of the First Series Debentures, the First Series Debenture Holders will be entitled to receive: (i) a portion of the Unit Par Value or balance of the Unit Par Value of First Series Debentures, as the case may be, added with the First Series Debentures Remuneration calculated pro rata temporis as from the Yield Start Date or the  immediately preceding Payment Date of the First Series Remuneration, as the case may be, and all other applicable charges due and not paid until the Date of Optional Extraordinary Amortization of the First Series Debentures (“Value of the Optional Extraordinary Amortization of the First Series Debentures”); (ii) added with First Series Premium, calculated according to the formula provided for in clause 7.11, multiplied by the Value of the Optional Extraordinary Amortization of the First Series Debentures (‘Extraordinary Amortization Premium of the First Series Premium”).

7.2.4. The Notice of Optional Extraordinary Amortization of the First Series Debentures shall include: (i) the effective date of the Optional Extraordinary Amortization of the First Series Debentures, which shall mandatorily be a Business Day; (ii) mention to the value of the Optional Extraordinary Amortization of the First Series Debentures and the value of the Premium of the Extraordinary Amortization of the First Series Debentures; and (iii) information necessary to the make the Optional Extraordinary Amortization of the First Series Debentures operational.

7.2.5. The Optional Extraordinary Amortization of the First Series Debentures electronically held in custody at B3 will follow the procedures adopted by B3. With respect to First Series Debentures not electronically held in custody at B3, the Optional Extraordinary Amortization of the First Series Debentures will be settled upon a deposit to be made by the Bookkeeping Agent into the current accounts indicated by the First Series Debenture Holders

7.2.6.In case the Optional Extraordinary Amortization of the First Series Debentures is made on the amortization date of the First Series Debentures provided for in Clause 6.13.1 above or any of the Remuneration Payment Dates provided for in Clause 6.12, the amounts due on such dates will be deducted of the Optional Extraordinary Amortization of the First Series Debentures, for purposes of calculating the Premium of the Extraordinary Amortization of the First Series Debentures

7.2.7. Optional Extraordinary Amortization of the Second Series Debentures.  Issuer may only as from the forty-eighth (48th) month, that is, as from November 16, 2027, inclusive, subject to the terms and conditions set below, at its sole discretion and regardless of the Second Series Debenture Holders’ will, provided that Issuer declares to Trustee to be in good standing with its obligations under the terms of this Indenture of Issue, by means of a notice to be sent according to the Communication Clause of this Indenture of Issue, carry out the extraordinary amortization of the Second Series Debentures, limited to ninety-eight percent (98%) of the Unit Par Value or the balance of the Unit Par Value of the Second Series Debentures as from the Issue Date (“Optional Extraordinary Amortization of the Second Series Debentures”)

7.2.8. The Optional Extraordinary Amortization of the Second Series Debentures may take place: (i) by means of a notice to each Second Series Debenture Holder, with copy to Trustee, B3, ANBIMA, Bookkeeping Agent and Settlement Bank: or, alternatively, (ii) by means of a published notice addressed to the Second Series Debenture Holders, in this case subject to Clause 6.19 of this Indenture of Issue, plus the mailing on the same date of a written notice to Trustee, B3, ANBIMA, Bookkeeping Agent and Settlement Bank, with the information established in Clause 7.2.9 below (in any case, a “Notice of Optional Extraordinary Amortization of the Second Series Debentures”), in both cases at least five (5) Business Days in advance of the expected date to perform the effective Optional Extraordinary Amortization of the Second Series Debentures (“Date of Optional Extraordinary Amortization of the Second Series Debentures”). The Date of Optional Extraordinary Amortization of the Second Series Debentures shall necessarily correspond to a Business Day

7.2.9. Upon the Optional Extraordinary Amortization of the Second Series Debentures, the Debenture Holders will be entitled to receive: (i) the installment of the Unit Par Value or the balance of the Unit Par Value of the Second Series Debentures, as the case may be, added with the Remuneration of the Second Series Debentures, calculated pro rata temporis as from the Yield Start Date or the preceding Remuneration Payment Date of the Second Series Debentures, as the case may be, plus all other applicable charges due and unpaid until the Optional Extraordinary Amortization of the Second Series Debentures (“Amount of the  Optional Extraordinary Amortization of the Second Series Debentures”), (ii) added with the Second Series Premium. Calculated according to the formula provided for in clause

7.1.2, multiplied by the Amount of the Optional Extraordinary Amortization of the Second Series Debentures (“Premium of the Extraordinary Amortization of the Second Series Debentures”).

7.2.10. The Notice of the Optional Extraordinary Amortization of the  Second Series Debentures shall contain (i) the effective date of the Date of Optional Extraordinary Amortization of the Second Series Debentures, which shall, necessarily, be a Business Day; (ii) mention the Optional Extraordinary Amortization Amount of the Second Series Debentures and the Optional Extraordinary Amortization Premium of the Second Series Debentures; and (iii) any other information necessary for the operation of the Optional Extraordinary Early Redemption of the Second Series Debentures.

7.2.11.The Optional  Extraordinary Amortization of the Second Series Debentures electronically held in custody at B3 will follow the procedures adopted by B3.  In case of  Second Series Debentures not electronically held in custody at B3, the settlement of the Optional Extraordinary Amortization of the Second Series Debentures will take place upon a deposit to be made by Bookkeeping Agent into the current accounts indicated by the Second Series Debenture Holders.

7.2.12. In case the Optional Extraordinary Amortization of the Second Series Debentures is made on any of the amortization dates of the Second Series Debentures provided for in Clause 6.13.2 above or on any of the Remuneration Payment Dates provided for in Clause 6.12, the amounts due in such dates will be deducted of the Optional Extraordinary Amortization Amount of the Second Series Debentures, in order to calculate the Extraordinary Amortization Premium of the Second Series Debentures.

7.3. Early Redemption Offer

7.3.1. Issuer may, at its sole discretion, at any time, make an early redemption offer for all of the First Series Debentures or the Second Series Debentures, as the case may be, addressed to all Debenture holders of the respective series, being assured to all respective series Debenture holders equal conditions to accept the redemption of the Debentures held by them ("Early Redemption Offer").

7.3.2. Issuer will conduct the Early Redemption Offer for the First Series Debentures and/or the Second Series Debentures, as the case may be, by means of individual notice sent to the Debenture holders, with copy to Trustee, or publication of an announcement, pursuant to Clause 6. 19 above ("Early Redemption Offer Notice") 30 (thirty) Business Days in advance of the date in which the early redemption is intended to be made, and in said notice shall state (a) the amount of the redemption premium, if any, which shall not be negative; (b) the form of statement, to Issuer, by the Debenture holder accepting the Early Redemption Offer; (c) the effective date for the redemption of the Debentures, which shall be a Business Say and payment to the Debenture holders; and (d) other information necessary for decision making and operationalization by the Debenture holders.

7.3.3. After the communication of the terms of the Early Redemption Offer, the Debenture Holders that opt for adherence to said offer will have to manifest themselves to Issuer within the period and in the manner set forth in the Notice of Early Redemption Offer, which will occur on a single date for all Debentures of said series, noting that Issuer may only redeem early the quantity of Debentures that has been indicated by their respective holders in adherence to the Early Redemption Offer.

7.3.4. Issuer may condition the Early Redemption Offer on acceptance by a minimum percentage of debentures, to be defined by Issuer when the Early Redemption Offer is made. Such percentage shall be stipulated in the Early Redemption Offer Notice.

7.3.5. The amount to be paid to the Debenture holders will be equal to the Unit par value of the Debentures or the Unit par value balance of the Debentures to be redeemed, plus (a) the Remuneration, calculated pro rata temporis since the Commencement Date of the Yield, or the Remuneration Payment Date of the First Series or the previous the Remuneration Payment Date of the Second Series, as the case may be, until the date of the effective redemption of the Debentures object of the Early Redemption Offer and other charges due and unpaid until the date of the Early Redemption Offer, and (b) if applicable, the redemption premium indicated in the Notice of Early Redemption Offer, which may not be negative.

7.3.6. The Debentures redeemed by Issuer, as provided in this Clause, shall be mandatorily cancelled.

7.3.7. The early redemption resulting from the Early Redemption Offer for the Debentures electronically held in custody at B3 will follow the settlement procedures adopted by B3. If the Debentures are not electronically held in custody at B3, it will be done through the Bookkeeping Agent.

7.3.8. B3 and ANBIMA shall be notified by Issuer as to the early redemption resulting from the Early Redemption Offer at least 3 (three) Business Days prior to the effective date of its execution, through correspondence with Trustee's agreement.

7.4. Optional Acquisition

7.4.1. Issuer may, at any time, acquire Outstanding Debentures (as defined below), subject to the provisions of article 55, paragraph 3, of the Brazilian Corporation Law, and CVM Resolution 77, of March 29, 2022, as amended, and such fact, if so required by applicable legal and regulatory provisions, shall be included in the management report and financial statements of Issuer. The Debentures acquired by Issuer pursuant to this Section may, at Issuer's discretion, be cancelled, remain in Issuer's treasury, or be placed again in the market, subject to the restrictions imposed by CVM Resolution 160. The Debentures acquired by Issuer to remain in treasury, pursuant to this Section, if and when placed again in the market, shall be entitled to the same Remuneration applicable to the other Debentures of the respective series.

8. EARLY MATURITY

8.1. The Debentures and all obligations set forth in this Indenture of Issue shall be deemed to have matured in advance, and Issuer shall immediately be required to pay the Unit par value of the Debentures of each series, or the balance of the Unit par value of the Debentures of each series, as applicable, plus the Remuneration of the Debentures of the respective series, due, calculated pro rata temporis, since the Commencement Date of the Remuneration of the respective series or the Remuneration Payment Date of the immediately preceding series, until the date of their effective payment, and the Delay Charges and fines, if any, since the occurrence of the events described in Clauses 8.1.1 and 8.1.2 below, subject to the eventual cure periods and respective procedures, when applicable (each one, an "Early Maturity Event").

8.1.1. Automatic Early Maturity Events: Subject to any applicable cure periods, the occurrence of any of the events indicated in this Clause 8.1.1 shall result in the automatic early maturity of the Debentures, without any extrajudicial notice, judicial summons, prior notice to Issuer or consultation with the Debenture Holders (each, an "Automatic Early Maturity Event"):

(i)default or default, by Issuer and/or Guarantors, of any monetary obligation, principal or ancillary, related to the Debentures and/or provided for in this Indenture of Issue  and/or in the other documents of the Issue and the Offering, on the respective payment date, which is not fully cured within up to two (2) Business Days counted from the respective default;

(ii)invalidity, nullity, ineffectiveness, revocation, cancellation, termination, suspension or unenforceability of this Indenture of Issue and/or of the other documents of the Issue;

(iii)judicial questioning, by Issuer, Guarantors, Vitru Ltd. (”Vitru Ltda.”) and/or any of their respective Affiliates, as applicable, regarding the validity, legitimacy, existence, effectiveness or enforceability of this Indenture of Issue and/or the other documents of the Issue and the Offering of the provisions and obligations set forth in this Indenture of Issue, and/or the other documents of the Issue and the Offering. For purposes of this Indenture of Issue, "Affiliates" means the respective parent companies, subsidiaries, affiliates, companies under common control of Issuer, Guarantors and/or Vitru Ltd., and on the date hereof Vitru Ltda. does not have a parent company under the terms of article 116 of the Brazilian Corporation Law, and currently has a diffuse control;

(iv)(a) a decree of bankruptcy of Issuer, any of Guarantors, Vitru Ltd. and/or  Issuer’s subsidiaries individually representing a value equal to or higher than five percent (5%) of Issuer’s net assets, as calculated based on the latest financial statements disclosed by Issuer (“Relevant Subsidiaries”); (b) a petition for self-bankruptcy filed by Issuer, any of Guarantors, Vitru Ltd. and/or any of their Relevant Subsidiaries. (c) a petition for bankruptcy of Issuer, any of Guarantors, Vitru Ltd. and/or any of their Relevant Subsidiaries, formulated by third parties, and not complied with within the legal term; (d) filing in court of a request for judicial or extrajudicial reorganization of Issuer, any of Guarantors, Vitru Ltd. and/or any of their Relevant Subsidiaries, regardless of the granting or homologation of the respective request; (e) any similar event that characterizes a state of insolvency of Issuer, any of Guarantors, Vitru Ltd. and/or any of their Relevant Subsidiaries, including agreement among creditors; (f) request by Issuer and/or Guarantors for mediation, conciliation or extrajudicial reorganization to any creditor or classes of creditors, regardless of the judicial homologation of said plan having been requested or granted, or

further, any similar proceeding in another jurisdiction;   (g) liquidation, dissolution or extinction of Issuer, any one of the Guarantors and/or Vitru Ltd; or (h) any interlocutory procedure and/or procedure similar to those described above in another jurisdiction, filed by Guarantors, Issuer and/or any of their Relevant Subsidiaries as set forth in paragraph 1, article 20-B and paragraph 12, article 6, both of Law no. 11.101, of February 9, 2005; or (i) filing in court by Guarantors, Issuer and/or any of their Relevant Subsidiaries, of a petition for judicial reorganization, including in another jurisdiction, irrespective of the grant of the reorganization procedure or its grant by the competent court;

(v) in the event any statement made by Issuer and/or any of Guarantors in this Indenture of Issue or in any other document of the Offering is proved or proved to be false and/or misleading;

(vi)declaration of early maturity of any debt and/or monetary obligation, in Brazil or abroad, assumed in any agreements (including of financial nature, local or international), of Issuer, any of Guarantors, Vitru Ltd. and/or subsidiaries of Issuer in unit or aggregate value equal or higher than Sixty Million Brazilian Reais (R$60,000,000.00), adjusted at the Broad National Consumer Price Index ("IPCA"), or its equivalent in other currencies, arising from loans or fund raising made by Issuer, by any of Guarantors, by Vitru Ltd. and/or by any of their respective subsidiaries in the financial or capital markets in Brazil or abroad;

(vii)assignment, promise of assignment or any form of transfer or promise of transfer to third parties, in whole or in part, by Issuer and/or any of Guarantors, of their respective rights and their respective obligations assumed in this Indenture of Issue;

(viii)non-compliance, by Issuer, with any judicial or administrative decision whose effects have not been stayed within the legal term, or arbitration award against Issuer, against any of Guarantors, against Vitru Ltd. and/or against any of their respective subsidiaries, in an amount, individually or in aggregate, equal or superior to Sixty Million Brazilian Reais (R$60,000,000.00), adjusted at the IPCA, or its equivalent in other currencies;

(ix)use of the net funds resulting from the Issue of Debentures in disagreement with the provisions of this Indenture;

(x)the conversion of Issuer’s corporate type, including the conversion into a limited liability company, pursuant to articles 220 and 222 of the Brazilian Corporation Law;

(xi)contracting, by Issuer, of any new debt and/or monetary obligation, resulting from loans or fund raising, in the financial or capital markets in Brazil or abroad, in an amount higher than Sixty Million Brazilian Reais (R$60,000,000.00), adjusted at the IPCA, except for unsecured debt of any type, provided that the respective guarantees are shared pari passu with the Debenture holders, by means of execution of a guarantee sharing agreement to be formalized within forty-five (45) days com execution of the respective guarantee instrument, in such way that, subject to this condition, the contracting of this debt and the creation of the guarantees may be formalized regardless of prior consent from Debenture Holders and the provision in item (vi) of Clause 8.1.2 below, it being further provided that financings whose funds are specifically intended for the acquisition of other companies or assets and that have a collateral guarantee on the shares/quotas issued by said companies (or assets) to be acquired by Issuer, such guarantee(s) will not be shared pari passu with the Debenture holders, and may benefit solely and exclusively the entity(ies) financing the acquisition in question

(xii)reduction of Issuer's net assets, of any of Guarantors and/or of their respective Relevant Subsidiaries, without the prior and express approval of the Debenture holders, except when the purpose is the absorption of losses;

(xiii)spin-off, merger, incorporation (including of shares) or any other form of corporate reorganization of Issuer and/or any of the Guarantors, except in cases  that (a) exclusively involves companies of its economic group; (b) does not result in non-compliance with the provisions of item (xiv) of this Clause 8.1.1 and in item (xv) of Clause 8.1.2; and (c) does not cause a Material Adverse Effect;

(xiv) change in Issuer's and/or Guarantors' current control situation, except for the acquisition of Issuer’s control by any or some of the current relevant shareholders of Vitru Ltd, directly or indirectly (i.e., private equity funds managed by Vinci Partners, Carlyle/SPX, Neuberger Bermann, and/or Crescera Capital (“Relevant Shareholders”), or, (b) in case of prior consent of the Debenture holders at a General Meeting convened for this purpose, or the exit of Issuer’s Relevant Shareholders, provided that it does not entail acquisition of Issuer’s control by any third party other than the Relevant Shareholders.

8.1.2. Non-Automatic Early Maturity Events: Upon the occurrence of any of the events set forth in this Clause 8.1.2, if not cured within the applicable cure period, the provisions of Clause 8.3 and following of this Indenture of Issue (each, a "Non-Automatic Early Maturity Event") shall apply:

(i)default, by Issuer and/or by any of Guarantors, of any non-monetary obligation set forth in this Indenture of Issue not cured within up to ten (10) Business Days from the date of the respective default, and the term set forth in this item shall not apply to the obligations for which a specific cure term has been stipulated;

(ii)default of any debt and/or monetary obligation of Issuer, any of Guarantors, Vitru Ltd. and/or any of their respective subsidiaries (even if in the capacity of guarantor), in an amount, individually or in aggregate, equal to or higher than Sixty Million Brazilian Reais (R$ 60,000,000.00), adjusted at the IPCA, or its equivalent in other currencies, arising from loans or fund raising made by Issuer, any of Guarantors, Vitru Ltd. and/or any of their respective subsidiaries;

(iii)should any representation or warranty made by Issuer and/or any of Guarantors in this Indenture of Issue or in any other document of the  Offering prove or show to be incorrect, incomplete, inconsistent, outdated and/or insufficient on the date they were provided;

(iv)assignment, sale, disposal and/or any form of transfer, by Issuer, any of Guarantors and/or any of their respective Relevant Subsidiaries, by any means, for free or against payment, of assets owned by Issuer that may cause a Material Adverse Effect;

(v)creation, by judicial measure, of any liens or encumbrances on the  Guarantee provided that they are not cured within twenty (20) days from the effective constitution of such liens or encumbrances or within the timeframe set by the competent authority, whichever is shorter;

(vi)creation of personal guarantees, sureties or any Encumbrance (as defined below) on the assets of Issuer, of any of Guarantors and/or of any of their respective subsidiaries, in an amount higher than Sixty Million Brazilian Reais (R$ 60,000,000.00), adjusted at the IPCA, subject to the provision in item (xi) of clause 8.1.1 above. For purposes of this Indenture, "Liens" means mortgage, pledge, fiduciary assignment, beneficial ownership, trust, sales promise, purchase option, preemptive right, charge, lien or encumbrance, attachment, sequestration or seizure, judicial or extrajudicial, voluntary or involuntary, or other act that has the practical effect similar to any of the above expressions) on assets of Issuer, any of Guarantors and/or any of their respective subsidiaries;

(vii)if the Guarantee becomes insufficient, ineffective, unenforceable, invalid, and/or if any events occur that demonstrably materially affect the Guarantee provided;

(viii)in the event Issuer is in default with any of the Guaranteed Obligations and/or is not complying with the Financial Ratios, the distribution of funds from the net income of each period by Issuer in the form of dividends, interest on equity, profit sharing, cash bonuses and other remunerations, the amount of which, individually or in aggregate, exceeds the mandatory minimum in accordance with the Brazilian Corporation Law for each period;

(ix)alteration of the principal activities of the corporate purpose of Issuer and/or of any of Guarantors without the prior consent of the Debenture holders, as provided for in its By-laws or articles of association, as the case may be, in effect on the Date of Issue, except in the event of the addition of activities that are related or congeneric to the principal activities;

(x)redemption, repurchase, amortization or bonus of shares issued by Issuer, pursuant to Article 45 of the Brazilian Corporation Law, and/or shares of any of Guarantors, as applicable, unless the beneficiary is Issuer;

(xi)execution, by Issuer, as a creditor, of loans with any third parties, except (i) up to the individual or aggregate limit of Sixty Million Brazilian Reais (R$ 60,000,000.00), with a company whose capital is fully owned by Issuer, directly or indirectly; or (ii) with a direct or indirect subsidiary of Issuer, provided that (1) concomitantly with the loan made by the other shareholders of such direct or indirect subsidiary of Issuer; and (2) that the representative percentage of the loan made by Issuer corresponds to its interest in the capital stock, directly or indirectly, of the subsidiary in question or limited to Sixty Million Brazilian Reais (R$ 60,000,000.00), whichever is less;

(xii)protest of titles for whose payment Issuer and/or any of Guarantors or their subsidiaries is liable in an amount, individually or in aggregate, equal to or higher than Sixty Million Brazilian Reais (R$ 60,000,000.00), adjusted at the IPCA, or its equivalent in other currencies, unless Issuer and/or the Guarantors or subsidiaries, as applicable, validly prove to Trustee that (a) the respective protest has been cancelled, (b) they have been provided by Issuer and/or the Guarantor, and accepted by the Judiciary, (c) the relevant protest was requested due to error or bad faith of the representative, or (d) it is taking reasonable measures to suspend the effects of such protest and such measures succeed in suspending the effects of such protest within twenty (20) days after the date of the relevant protest;

(xiii)the occurrence of any act or measure of any governmental authority  that results in the effective seizure, expropriation, nationalization, or otherwise the compulsory acquisition of all or of a substantial part of the assets, goods, properties and/or the shares of Issuer's capital stock and/or of any of Guarantors in an individual or aggregate amount higher than Sixty Million Brazilian Reais (R$ 60,000,000.00), adjusted at the IPCA, or that causes a Material Adverse Effect;

(xiv)occurrence of any act or measure of any governmental authority (a) aiming at liquidating, dissolving or extinguishing Issuer and/or Guarantors, which is not being contested in good faith by Issuer and/or Guarantors, as applicable, in the judicial or administrative sphere and whose respective effects are not suspended; or (b) that prevents the continued operation of the business of Issuer and/or Guarantors or causes a Material Adverse Effect (as defined below). For purposes of this Indenture, "Material Adverse Effect" means the occurrence of any adverse change in (1) the financial, economic, reputational, operating or regulatory conditions of Issuer and/or Guarantors that causes a material adverse effect on the ability of Issuer and/or Guarantors to perform their obligations under this Indenture, the Issue and the other documents of Issue and the Offering, as applicable, and/or (2) the reputational conditions of Issuer and/or Guarantors.

(xv)non-compliance, by Issuer, with any of the financial indexes below ("Financial Indexes") to be determined as indicated below based on the annual consolidated financial statements and/or consolidated quarterly information of Issuer, examined by Trustee until the Maturity Date and/or full payment of the amounts due by virtue of the Debentures, whichever occurs first, to be calculated based on the consolidated financial information of Issuer, duly audited or reviewed in accordance with the applicable accounting standards, by the independent auditors hired by Issuer:

Net Financial Debt/Adjusted EBITDA less than or equal to:

(a)Four times (4.0x), to be verified on the basis of Issuer's audited consolidated financial statements, and the calculation based on the fiscal year ending December 31, 2023;

(b)Three and a half times (3.5x), to be verified on the basis of Issuer's audited consolidated quarterly financial information, with the calculation being based on the quarter ended June 30, 2024; and

(c)Three times (3.0x), to be verified based on Issuer's audited consolidated financial statements, as from fiscal year ending December 31, 2024, onwards.

Adjusted EBITDA*/Net Financial Result higher than or equal to:

(a)One and a half times (1.5x) to be verified based on Issuer's consolidated and revised or audited financial information, as applicable, being the calculation based on (a) the fiscal year ended December 31, 2023, and (c) the quarter ended June 30, 2024; and

(b)Two times (2.0x), to be verified based on Issuer's audited consolidated financial statements, being the calculation based on the fiscal year ended December 31, 2024 and the subsequent years until the maturity of the Debentures.

For the purposes of this item,

"Financial Debt" means, based on Issuer's consolidated and audited or reviewed financial statements, as the case may be, any amount due, in Brazil or abroad, as a result of (i) loans, financing or other financial debts, including leasing (except rental of properties), financial leasing, fixed income securities, debentures, bills of exchange, promissory notes or similar instruments; (ii) acquisitions payable; (iii) net balance of asset and liability transactions with derivatives (such balance to be net of what is already classified in current and non-current liabilities); (iv) letters of credit, sureties, co-obligations and other guarantees provided on behalf of companies not consolidated in the respective financial statements and (v) obligations arising from redemption of equity securities and payment of dividends or profits declared and not paid, if applicable, it provided that Financial Debt will not consider liabilities relating to commercial leases (rental of properties);

"Net Financial Debt" means based on Issuer's audited or reviewed consolidated financial statements, as the case may be, its Financial Debt less the sum of cash, short-term investments and marketable securities, free and clear of any Encumbrances;

"Adjusted EBITDA" means, based on the audited or reviewed consolidated financial statements, as the case may be, of Issuer for the immediately preceding twelve (12) months, the net income for the period, plus taxes (current and deferred) on income, net financial expenses, financial income, depreciation, amortization and depletion (including impairment charges), interest on tuition fees paid in arrears, share-based compensation plan expenses, Other income (expenses), net, and M&A, pre-offering expenses and restructuring expenses, all calculated in accordance with the definitions of the most recent Form 20-F of Vitru Ltd. and in line with IFRS standards, it being understood that, in addition, Adjusted EBITDA shall consider expenses with rent paid;

"Net Financial Result" means Financial Revenues less (-) Financial Expenses;

"Financial Income" means the sum of interest on financial investments, interest on loans and borrowings assets, monetary and foreign exchange assets, and hedge/derivative related income; and

"Financial Expenses" means the sum of interest on financial debts, loans, securities, discount on assignment of credit rights, structuring costs of banking or capital market operations, monetary and exchange rate passive variations, expenses related to hedge/derivatives, interest or fines for delay and/or non-payment of obligations, excluding interest on equity.

8.2. The occurrence of any of the Early Maturity Events described in Clause 8.1.1 above will cause the automatic early maturity of the obligations under the Debentures, with the consequent consideration, by Trustee, of the early maturity of all obligations under the Debentures and demand of the payment of whatever is due, regardless of the calling of a General Meeting of Debenture Holders or the need to send any form of communication or notification to Issuer and/or Guarantors.

8.3. Upon the occurrence of any of the Early Maturity Events described in Section 8.1.2 above, Trustee shall call, within one (1) Business Day counted from the date it becomes aware of the event, a General Meeting of Debenture holders to resolve on the eventual non-declaration of early maturity of the obligations resulting from the Debentures.

8.3.1. In the General Meeting of Debenture holders mentioned in Clause 8.3, which shall be installed in accordance with the procedures and quorum set forth in Section 11 hereof, the Debenture holders may choose not to declare early maturity of the obligations resulting from the Debentures, by resolution of Debenture holders representing, at least, seventy-five percent (75%) of the Outstanding Debentures, in which case Trustee shall consider the non-early maturity of the obligations resulting from the Debentures.

8.3.2. In the event the non-automatic early maturity of the Debentures is not approved in accordance with the quorum set forth in Clause 8.3.1 above, Trustee shall consider the early maturity of the obligations under the Debentures.

8.3.3. In the event a quorum for installation, on second call, of the General Meeting of Debenture Holders referred to in Clause 8.3 above is not obtained, Trustee shall consider the early maturity of the obligations under the Debentures.

8.3.4. In case of early maturity of the obligations under the Debentures, Trustee shall send, within one (1) Business Day, a communication with notice of receipt to Issuer ("Early Maturity Notice"), with copy to the Settlement Bank, informing such event, so that Issuer within up to three (3) Business Days as of the reception date of the Early Maturity Notice, make the payment of the value corresponding to the Unit par value of the Debentures, added of the Remuneration due until the date of the effective payment, also added of Delay Charges, if applicable, pursuant to this Indenture.

8.3.5. Once the Debentures mature in advance, pursuant to this Section 8, Trustee shall also communicate to B3 immediately, informing the early maturity, whose procedures, in relation to the Debentures electronically held in custody at B3, shall follow the described in the B3 Operations Manual.

8.3.6. Irrespective of the communication to B3 provided for in Clause 3.5 above, for the payment of all of the Debentures to be made through B3, Issuer shall communicate B3 by means of a correspondence jointly with Trustee or such payment at least three (3) Business Days in advance of the date set for such payment.

9. ADDITIONAL OBLIGATIONS OF ISSUER AND GUARANTORS

9.1. Subject to the other obligations set forth in this Indenture and the Issue, until the outstanding balance of the Debentures is fully paid, Issuer and Guarantors, as applicable, further undertake to:

(i)In the case of Issuer, provide to Trustee:

(a)within three (03) Business Days within, at most, ninety (90) days after the end of each fiscal year, or on the date of its disclosure, whichever occurs first: (1) a copy of its audited consolidated financial statements for the fiscal year then ended, prepared in accordance with accounting principles generally accepted in Brazil, accompanied by the management report and the opinion of the independent auditors, as well as a copy of any communication made by the independent auditors, or to the members of its management, and their respective responses, regarding such financial statements, the accounting system, management or accounts of Issuer or Guarantors, as the case may be; and (2) declaration signed by the legal representative(s) of Issuer, in the form of its By-laws certifying (2.a) that the provisions contained in this Indenture remain valid; (2.b) the non-occurrence of any of the events of early maturity set forth in item (xv) of Clause 8 and the non-existence of non-compliance with its obligations before the Debenture holders; and (3) calculation memory for determination of the Financial Index, under the Clause 8.1.2, containing all the necessary items that demonstrate the compliance with the Financial Indexes, which will be duly evidenced in the explanatory notes of the financial statements audited by the independent auditors hired by Issuer, under penalty of impossibility of follow-up of the referred Financial Indexes by Trustee, which may request to Issuer and/or to the independent auditors of Issuer all eventual additional clarifications that may be necessary;

(b)within three (03) Business Days within 45 (forty-five) days counted from the closing of each quarter of the fiscal year (except for the fourth quarter of each fiscal year), its quarterly financial information, together with the calculation chart for determination of the Financial Indices, pursuant to Clause 8.1.2(xv), containing all necessary initials, evidencing fulfillment of the Financial Indices, which will be duly evidenced in the financial statements audited by the independent auditors hired by Issuer, on pain of Trustee’s impossibility to monitor said Financial Indices, and Trustee may request to Issuer and/or Issuer’s independent auditors all possible additional clarifications that may be needed;

(c)within three (03) Business Days within, ninety (90) days after the end of each fiscal year, its annual budget;

(d)the Notices to Debenture holders, relevant facts and minutes of meetings that somehow involve Debenture holders' interests within up to five (5) Business Days from the date they are held;

(e)within ten (10) Business Days counted from the reception of the request, or in lesser term, if so determined by competent authority, any relevant information regarding the Debentures that may be requested to it, in writing, by Trustee, in order that it may comply with its obligations under this Indenture of Issue and the CVM Resolution  17;

(f)copy of any correspondence or judicial or extrajudicial notification received that may cause an Event of Early Maturity to this Indenture, within five (5) Business Days after its reception

(g)within two (2) Business Days, information about the non-compliance with any clause, terms or conditions of this Indenture of Issue, or occurrence of an Event of Early maturity; and

(h)to forward to Trustee an electronic copy (PDF) with the due digital stamp of the JUCESC of the acts and meetings of the Debenture holders that integrate the Issue;

(ii)fulfill the provisions of the specific regulation edited by CVM, in the event a meeting of Debenture Holders is called, to be held in a partial or exclusively digital manner;

(iii)send to Trustee all the corporate acts, financial data and the organization chart of its corporate group, which shall contain, including, Affiliates and the companies integrating its control block in the closing of each fiscal year, all the information that may be requested by Trustee for the accomplishment of the report mentioned in line (l) of Clause 10.5.1 below, within up to 05 (five) Business Days counted from the date that they were requested;

(iv)the proof of compliance with its monetary obligations before the Debenture holders within up to five (5) Business Days counted from the date of Trustee's respective request;

(v)inform Trustee, within up to two (2) Business Days counted from the date of its occurrence or from the respective receipt of communication of non-compliance with any obligation of Issuer and/or of Guarantors in contracts to which they are parties and that cause or may cause a Material Adverse Effect;

(vi)inform Trustee, within 2 (two) Business Days from the date of its occurrence, about any change in its financial, economic, commercial, operational, regulatory, reputational or corporate conditions or in its business, as well as any events or situations, including legal actions or administrative proceedings, that: (a) may cause a Material Adverse Effect; or (b) cause its financial statements or its quarterly financial information to no longer reflect its actual financial condition;

(vii)inform Trustee, within 2 (two) Business Days, about judicial, arbitration or administrative proceedings in which Issuer and/or Guarantors are parties or that involve the discussion of contracts to which Issuer and/or Guarantors are a party or that cause or may cause a Material Adverse Effect;

(viii)inform Trustee, within up to two (2) Business Days, about any tax, environmental, regulatory, labor, occupational health and safety or antitrust notifications, among others, issued by governmental agencies in relation to Issuer and Guarantors, as applicable, which cause or may cause a Material Adverse Effect;

(ix)inform Trustee, within 2 (two) Business Days, of any matters involving labor disputes or claims that cause or may cause a Material Adverse Effect;

(x)inform Trustee, within up to two (2) Business Days from the date of the occurrence of (a) non-compliance with the Social and Environmental Legislation (as defined below); (b) environmental damage that may cause a Material Adverse Effect; (c) commencement and/or existence and/or decision handed down in administrative or judicial proceedings of a social and environmental nature; or (d) any situation that causes or may cause a Material Adverse Effect, indicating, as applicable, the measures that should be adopted;

(xi)inform Trustee, within 2 (two) Business Days from the date of commencement of any action by any governmental authority to revoke, terminate, suspend, withdraw, adversely modify or withhold any license or approval required that causes or may cause a Material Adverse Effect;

(xii) inform Trustee, within five (5) Business Days from the date (a) it becomes aware of the inclusion of Issuer, any of the Guarantors and/or their respective Affiliates in any type official list issued by a Brazilian governmental agency of companies that fail to comply with the Reputation Social and Environmental Legislation (as defined below); or (b) of awareness of an adverse judgment that entailed said inclusion, whichever occurs first;

(xiii) inform Trustee within five (5) Business Days as from the date (a) it becomes aware of the Inclusion of Issuer, any of the Guarantors and their Relevant Subsidiaries in the National Register of Disreputable and Suspended Companies – CEIS, in the National Register of Punished Companies – CNEP and/or Register of Prevented Not-for-Profit Private Entities – CEPM or any other similar registers at state and/or municipal levels; or (b) of awareness of the adverse judgment that entailed said inclusion, whichever occurs first;

(xiv)comply with all determinations issued by CVM, with the submission of documents, providing, furthermore, the information that may be requested by CVM;

(xv)not disclose to the public information regarding the Issuer, the Issue or the Debentures, in disagreement with the provisions of the applicable regulations, including, but not limited to, the provisions of article 11 of CVM Resolution 160;

(xvi) as from the moment the Offering becomes public by disclosing information related to Issuer, the Offering and/or Guarantors, strictly follow the provision in CVM Resolution 160, especially the provision in article 12, and all other applicable legislation and regulations;

(xvii) subject to the provision in articles 12 and 35 of CVM Resolution 160, refrain from publicizing the Offering, including by means of a statement regarding Issuer and/or Guarantors, until disclosure of the Closing Notice;(xviii) until disclosure of the Closing Notice, refrain from trading securities issued by Issuer, of the same type of Debentures referred therein, whether convertible or exchangeable, or securities in which the Debentures are convertible or exchangeable, except (a) in the events set forth in article 54, paragraph 2, of CVM Resolution 160, as applicable, or (b) in the event of a waiver granted by CVM;

(xix)not to perform operations outside its corporate object and not to practice any act in disagreement with its By-laws and/or with this Indenture

(xx)obtain, observe the terms of, perform all necessary acts, and keep in full force all authorizations, approvals, permits, licenses, including environmental ones, issued or issued by the competent agencies, and consents needed under the terms of the Brazilian legislation and regulations for the regular exercise of the activities developed by Issuer and by Guarantors and/or necessary to its operations, whose non-renewal, non-obtaining, cancellation, revocation, suspension or extinction, does not prevent the continuity of its operations, except if (a) are being contested in good faith and provided that a precedent condition is obtained, or (b) are in a timely process of renewal, and (c) in any case, provided that it does not cause a Material Adverse Effect;

(xxi)comply with all obligations assumed under this Indenture of Issue, including, without limitation, the obligation to apply the net funds obtained through the Issue of Debentures strictly as described in Clause 4 above;

(xxii)comply and cause its Affiliates to comply with all laws, regulations, administrative rules and determinations of governmental agencies, municipalities or courts, as applicable, in any jurisdiction in which Issuer and Guarantors conduct business or hold assets, except in cases in which Issuer and/or Guarantors and/or the Affiliates, as the case may be, are in good faith contesting the respective non-compliance, provided that the respective precedent condition is obtained and all measures are being taken for the fulfillment of the obligations in a diligent manner or whose non-compliance does not result in a Material Adverse Effect (except for compliance with laws, regulations and other environmental rules (including, but not limited to Law no. No. 6938, of August 31, 1981, as amended ("National Environmental Policy"), the Resolutions of CONAMA - National Environmental Council, and the other environmental and labor laws and regulations, relating to occupational health and safety, in force and/or legislation in force pertinent to Anti-Corruption and Anti-Washing, for which Issuer and Guarantors undertake to comply with them in full, without any reservations and/or qualifiers);

(xxiii)comply by itself and its respective Affiliates and their respective administrators, partners with management powers, employees, agents, representatives, subcontractors or third parties, acting on its behalf and in benefit of Issuer and/or Guarantors, as applicable, with the legislation in force regarding environmental crimes, slave-like labor, child labor race and gender discrimination, and encouragement of prostitution ("Social and Environmental Reputational Legislation"), as well as the labor laws in force regarding occupational health and safety, the inexistence of child labor (except by hiring apprentices, under the terms of the applicable legislation) or analogous to slavery, the employment of foresters, and non-encouragement of prostitution;

(xxiv)comply by itself and its Affiliates, with the other environmental and labor and social security laws in force, as applicable, not mentioned in items (xxii) and (xxiii) above, including Law no. 6938, of August 31, 1981, as amended (“National Environmental Policy”), the resolutions of the National Environmental Council - CONAMA (together with the legislation mentioned in item (xxii) above, ("Social and Environmental Legislation"), maintaining, furthermore, all legally necessary environmental licenses valid, exempted, with protocol with the public authorities, observing the terms foreseen in article 18, §4º, of the Resolution of the National Council of Environment - CONAMA nº 237 of December 19, 1997 and/or the deadlines set by the environmental agencies of the jurisdictions in which Issuer, Guarantors and/or their respective controlling companies,

(xxv) affiliates or companies under common control, as applicable, as well as adopting the preventive or reparatory measures and actions destined to avoid and correct eventual damages to the environment and its workers, as well as proceeding with all the diligence required for its economic activities, preserving the environment and complying with the determinations of the Federal, State and Municipal Agencies that secondarily may legislate or regulate the environmental rules in effect, as applicable;

(xxvi)take all necessary measures to:

(a) preserve all of its rights, title, licenses (including environmental licenses), permits and assets necessary to conduct its business, within its respective corporate purpose and customary business practices, except in cases where Issuer and/or Guarantors are contesting in good faith the non-preservation of such rights, title, licenses, permits and assets and the effects of such non-preservation are suspended or the preservation of such rights, title, licenses, permits and assets does not cause or is not likely to cause a Material Adverse Effect;

(b) pay or otherwise discharge, when due, subject to applicable grace periods, all of its obligations, including, but not limited to, tax, labor and commercial obligations; except that Issuer and/or Guarantors, as the case may be, are contesting in good faith the respective default or the failure to pay does not result in a Material Adverse Effect; and

(c) keep the assets necessary for the conduct of its main activities adequately insured, in accordance with the practices adopted by Issuer and with market practices, it provided that Trustee will not carry out any type of monitoring and control over such insurance(s);

(xxvii)always keep valid, effective, in perfect order and in full force all the authorizations required for the execution of this Indenture,  the Issue and of the other documents of the Offering and for the compliance with all the obligations set forth herein and therein;

(xxviii)to hire and keep hired, at their expenses, during all the term of validity of the Debentures, the service providers inherent to the obligations set forth in this Indenture, including: (a) Trustee; (b) the Settling Bank and the Bookkeeping Agent; (c) the B3, and keep the Debentures registered for trading at B3, during the term of validity of the Debentures, bearing the costs of such registration;

(xxix)timely pay for the services related to the Debentures' registration at B3 and CVM;

(xxx)keep in compliance with the obligations related to taxes, tributes, fees, contributions of any nature, charges or withholdings, present or future, as well as any interest, fines or other tax liabilities, and other governmental obligations whose lack of payment does not result in a Material Adverse Effect, or that are being contested in good faith;

(xxxi)provide Trustee, the CVM, ANBIMA and/or the B3 with any information requested respectively by each one, within the period indicated in the respective request;

(xxxii)attend the General Meeting of Debenture holders in order to provide the information requested

(xxxiii)not assign, transfer or in any way dispose of any of its obligations related to the Debentures, without the prior and express approval of the Debenture holders;

(xxxiv)keep in force the structure of contracts and other existing agreements necessary to enable the operation and functioning of its activities or that are relevant in such a way that the non-maintenance of such contracts and agreements makes it impossible for Issuer and/or Guarantors, as the case may be, to comply with the obligations arising from the Debentures;

(xxxvi)maintain the obligations assumed in this Indenture of Issue as legally valid and binding obligations of Issuer and/or Guarantors, as the case may be, enforceable in accordance with its terms and conditions;

(xxvi)comply by itself, its respective Affiliates and their respective directors, partners with management powers, employees, agents, representatives, subcontractors or third parties, acting on its behalf and for the benefit of Issuer and/or Guarantors, to the same extent they are applicable, any law or regulation against the practice of corruption, crimes against the economic or tax order, bribery, "laundering" or concealment of assets, rights and values, or against the national financial system, the capital market or the national or foreign public administration, including, without limitation, illegal acts that may lead to administrative, civil or criminal liability, as applicable, under the terms, including, Laws No. 6,385, of December 7, 1976, No. 7,492, of June 16, 1986, No. 8,137, of December 27, 1990, No. 8,429, of June 2, 1992, No. 8,666, of June 21, 1993, No. 14,133, of April 1, 2021 (or other rules for public tenders and contracts), No. 9,613, of March 3, 1998, No. 12,529, of November 30, 2011, No. 12,846, of August 1, 2013, Decree No. 11.129, of July 11, 2022, Decree-Law No. 2,848/40, Decree No. 5,687, of January 31, 2006 enacting the United Nations Convention against Corruption, adopted by the United Nations General Assembly on October 31, 2003, U. S. Foreign Corrupt Practices Act of 1977, and the UK Bribery Act, the ordinances and normative instructions issued by the Comptroller General pursuant to the aforementioned law and ordinance, as well as all laws, decrees, regulations and other normative acts issued by a governmental authority with jurisdiction over Issuer and/or Guarantors in question related to this matter (together, the "Anti-Corruption and Anti-Money Laundering Laws"), and Issuer and Guarantors, as applicable to each of them, shall (a) maintain internal procedures that aim to disclose and ensure full compliance with the Anti-Corruption and Anti-Money Laundering Laws; (b) endeavor its best efforts to make its internal policies on Anti-Corruption and Anti-Wash Laws known to its Affiliates or any subcontractors and to all of its professionals prior to such hiring (c) to refrain from practicing any corruption and bribery acts, national and foreign, in its interest or for its benefit, exclusive or not; and (d) in case it has knowledge of any act or fact related to the mentioned rules, to communicate the Trustee within two (2) Business Days counted from the knowledge of such act or fact;

(xxxvii)allocate the net proceeds of the Offering strictly under the Section 4 above, as well as ensure that they are not employed by Issuer and/or its respective directors, partners with management powers, employees, agents, representatives, subcontractors or third parties, acting on its behalf and for the benefit of Issuer, (a) for the payment of illegal contributions, gifts or entertainment activities or any other illegal expense related to political activity; (b) for the illegal payment, directly or indirectly, to public employees or officials, political parties, politicians or political candidates (including their family members), whether domestic or foreign; (c) in any action designed to facilitate an illegal offer, payment or promise to pay, as well as to have approved or approved the payment, giving of money, property, gift or any other thing of value, directly or indirectly, to any "government official" (including any officer or employee of a government or of an entity owned or controlled by a government or public international organization or any person acting in the capacity of government official or political party candidate) in order to influence any political action or to obtain an improper advantage in violation of applicable law; (c) in any acts to obtain or retain any improper business, transaction or business advantage; (e) in any payment or taking any action that violates any of the Anti-Corruption and Anti-Abuse Laws; or (f) in an act of corruption, payment of a bribe or any other illegal amount, as well as influenced the payment of any improper amount;

(xxxviii)exclusively with respect to Issuer, comply with the provision in CVM Resolution 160, as applicable:

(xxxix) the controlling companies and managers of Issuer are responsible for complying with the obligations under item (xxxviii);

(xl)notify Trustee, within three (3) Business Days from the date it becomes aware that Issuer, Guarantors, their Affiliates, and their respective administrators, partners with management powers, employees, agents, representatives, subcontractors or third parties, acting on their behalf and for the benefit of Issuer and/or of Guarantors, as applicable, are involved in an investigation, inquiry, action, proceeding and/or judicial or administrative proceeding, conducted by a domestic or foreign administrative or judicial authority, as applicable, related to non-compliance with the Anti-Corruption and Anti-Money Laundering Laws, and shall, when requested by Trustee provide copies of any decisions rendered and any judicial or extrajudicial agreements signed within the scope of the referred procedures, as well as detailed information about the measures adopted in response to such procedures, within three (3) Business Days from the respective request, provided that, for the purposes of this obligation, Issuer and/or Guarantors shall be deemed to be aware of (a) the receipt of a summons, subpoena or judicial or extrajudicial notification, issued by a domestic or foreign judicial or administrative authority, (b) the communication of the fact by Issuer and/or Guarantors to the competent authority, and (c) the adoption of a judicial or extrajudicial measure by Issuer and/or Guarantors against the violator;

(xli)not to offer, promise, give, authorize, request or accept, directly or indirectly, any undue advantage, pecuniary or of any nature, related in any way with the purpose of this Indenture of Issue, as well as not to practice injurious acts, violations or crimes against the economic or tax order, the financial system, the capital market or the public administration, national or foreign, as applicable, of "laundering" or occultation of assets, rights and values, terrorism or terrorism financing, foreseen in the applicable national and/or foreign legislation, and take all measures within their reach to prevent managers, employees, attorneys-in-fact, representatives, theirs or of their Affiliates, as well as suppliers, contractors or subcontractors from doing so;

(xlii)keep, for a period of 5 (five) years as of the present date, or for a longer period by express determination of CVM, in case of administrative proceeding, all documents and information required by CVM Resolution 160, being that the documents and information may be kept in physical or electronic means, admitting the substitution of documents by the respective digitalized images;

(xliii) to hire and keep hired the Rating Agency at its expenses throughout the term of the Debentures, to carry out the rating of the Issue, and further (a) update such rating annually, once at each calendar year as from the date of the first report until the full discharge of the Debentures; (b) disclose or allow the Rating Agency to widely disclose to the market the reports on such rating; and (c) in ca\se the wide disclosure mentioned in item (b) above does not occur, communicate the Trustee of any downgrade in such rating on the same date it receives the respective rating report; provided that, in case the hired Rating Agency has its registration or recognition cancelled or suspended at CVM, preventing it from operating as a rating agency, the Company shall (1) hire another rating agency with no need for approval from Debenture Holders, being it sufficient to notify Trustee, provided that such rating agency is Fitch Ratings or Moody's; or (2) in case the rating agency is not included in those indicated in item (1) above, within five (5) Business Days from the date it becomes aware, notify Trustee and call a General Meeting of Debenture Holders, to define the substitute rating agency.

10. TRUSTEE

10.1 .Appointment

10.1.1. Issuer appoints Vórtx Distribuidora de Títulos e Valores Mobiliários Ltda., identified above, as Trustee of the Debenture holders of this Issue, and it hereby accepts the appointment to, under the terms of the law and this Indenture, represent before Issuer the Debenture holders.

10.2. Declaration

10.2.1.	Trustee hereby declares under penalty of law that:

(i) has verified the truthfulness of the information contained in this Indenture, having diligent to remedy the omissions, failures, or defects of which it has knowledge;

(ii) has no legal impediment, according to paragraph 3 of the article 66 of the Brazilian Corporation Law and article 6 of the CVM Resolution 17, to perform the function that is conferred to it;

(iii) accepts the function that is granted to it, fully undertaking the duties and attributions set forth in the specific legislation and in this Indenture

(iv) fully accepts this Indenture, all of its clauses and conditions;

(v) has no connection with Issuer that prevents it from performing its functions;

(vi) is aware of the Circular no. 1,832, of October 31, 1990, of the Brazilian Central Bank;

(vii) is duly authorized to execute this Indenture of Issue and to comply with its obligations set forth herein, and all legal and statutory requirements necessary for such purpose have been satisfied;

(viii) it not in any of the situations of conflict of interest set forth in article 6 of CVM Resolution 17;

(ix) is duly qualified to perform the activities of trustee under the terms of the applicable regulation in force;

(x) this Indenture of Issue constitutes a legal, valid, binding and effective obligation of Trustee, enforceable according to its terms and conditions;

(xi) the execution of this Indenture and the performance of its obligations hereunder are not in breach of any obligation previously assumed by Trustee; and

(xii) based on the corporate organization chart made available by Issuer, for the purposes of the provision in CVM Resolution 17, on the date of signature of this Indenture of Issue Trustee does not provide trustee services in issues of  Securities of Issuer or an affiliate, subsidiary, controlling company or member of the same economic group of Issuer.

10.3. Remuneration of Trustee

10.3.1 Trustee will be owed fees for performing the duties and attributions incumbent upon it, under the terms of this instrument and the legislation in force, corresponding to: (i) one implementation installment in the amount of Twelve Thousand and Five Hundred Brazilian Reais (R$12,500.00), due by the fifth (5th) business day as from the date of execution of this Indenture of Issue, and (ii) annual installments in the amount of Twelve Thousand and Five Hundred Brazilian Reais (R$12,500.00), the first of which due on the same maturity date of installment (i) above of the subsequent year and the others on the same maturity date of the subsequent years; and (iii) in addition, installments of Six Hundred and Fifty Brazilian Reais (R$ 650.00) will be due to Trustee, on account of verification of the Financial Indices, due by the fifth (5th)  business day as from the verification.  In case the operation is discontinued, the amount of  installment (i) will be due by Issuer and/or Debtor on account of “abort fee” by the fifth (5th)  Business Day as from notice of operation cancellation.

10.3.2. In case of default by Issuer or restructuring of the conditions of the operation, an additional remuneration equal to Six Hundred and Fifty Brazilian Reais (R$ 650.00) will be due to Trustee, per man-hour of work dedicated to activities related to the Issue, including but not limited to, (i) the enforcement of the guarantees; (ii) attendance in formal meetings or teleconferences with Issuer, the Debenture Holders or the other parties to the Issue, including respective general meetings; (iii) the analysis and/or preparation of any amendments to the Operation Documents, minutes of meetings and/or any documents needed for what is provided in the item below: (iv) requests for early redemption calculation and other simulations; and (v) implementation of the consequent decision taken in such events, which remuneration shall be paid within ten (10) days after verification and approval of the respective “Worked Hours Report” by Issuer.

10.3.3. The above mentioned installments, due on account of Trustee’s  fee will be adjusted annually by the accumulated variation of the IPCA/IBGE in the absence thereof or further, impossibility of its use, by the official index that replaces it, as of the first payment until the subsequent payment dates.

10.3.4. Trustee’s recurring remuneration shall be due until full settlement of the securities or until fulfillment of all obligations required from Trustee within the scope of the Issue.  In no event whatsoever a pro rata temporis payment or return, even where partial, of Trustee’s remuneration will be applicable.

10.3.5. The installments mentioned in the Clause above will be increased by ISS (Taxes on Services of Any Nature); PIS (Contribution to the Social Integration Program); COFINS (Contribution to the Financing of Social Security); CSLL (Social Contribution on Net Profits); IRRF (Withholding Income Tax); and any other taxes that may be levied on Trustee's remuneration at the rates in effect on the dates of each payment.

10.3.6. The payments under this clause made on account of remuneration may be invoices by any company of the economic group, including but not limited to, Vórtx Serviços Financeiros Ltda., registered with the CNPJ/ME under no. 17.595.680/0001-36.

10.3.7. In case of delay in the payment of any amount due, the outstanding debts will be added with a contractual fine of two percent (2%) on the debt amount, as well as default interest of one percent (1%0 per month, and the outstanding debt will be subject to monetary adjustment by the accumulated IPCA, applicable since the default date until the effective payment, calculated pro rata die.

10.3.8. Expenses. Additionally, Issuer will advance to Trustee all necessary expenses to provide the services described in this instrument, protect the investors’ rights and interests, or realize their credits.  In case of Issuer’s denial to fund such expenses, Debenture Holders shall advance all costs to be expended by Trustee, proportionally to their credits and subsequently refunded by Issuer.  The expenses to be advanced shall be approved in advance by Debenture Holders and Issuer. Examples of expenses that may be incurred by Trustee: (i) publication of reports, notices, call notices and notifications, expenses with registry offices, as provided for herein and the applicable legislation, and any other expenses that may be required by applicable regulations; (ii) expenses with telephone conferences and contacts; (iii) obtaining of certificates, photocopies, scanning, sending of documents; (iv) trips to other states, meals, Transportation and respective lodgings, where necessary for performance of the duties and duly proven; (v) if applicable, all expenses needed to inspect works or projects financed with funds from the payment (vi) verification, validation or use of systems to check, monitor, or obtain a technical or legal opinion on the documentation or information provided by Issuer for fulfillment of its obligations; (vii) revalidation of valuation reports, as the case may be, pursuant to CVM Circular Letter no. 1/2021 SRE; (viii) expenses with third-party legal fees, deposits, costs and court fees in actions proposed by Trustee or resulting from actions against it, filed in the performance of its duties, resulting from exclusive and proven fault of Issuer or further, that provenly cause losses or financial risks to it, as the group of Debenture holders' representative; (ix) any expenses, deposits and court costs resulting from the defeat in lawsuits will be equally supported by Debenture holders, as well as Trustee's remuneration; (x) costs and Financiers expenses related to B3/CETIP.

10.3.9. In case of necessary refund of expenses to Trustee, it shall be made no later than five (5) business days after submission of the respective accounts rendering to Issuer and the copies of the respective proof of payment.

10.3.10. Trustee's credit for expenses incurred to protect the rights and interests or to realize the Debenture holders' credits that have not been settled as provided for in the clauses above will be added to Issuer's debt, and will be preferred in the payment order.  Trustee may resort to any existing funds in the escrow accounts to discharge the expenses and fees in default, sending the respective advance notification of its acts to the investors and issuers and mandatorily submitting the respective accounts rendering.

10.3.11. The Trustee shall not advance funds for payment of expenses arising from the Issue, and such funds shall always be due and advanced by the Issuer or Investors, as the case may be.

10.4. Replacement

10.4.1. In the event of impediment, resignation, intervention, extrajudicial liquidation or any other case of vacancy, a General Meeting of Debenture Holders will be held within thirty (30) calendar days counted from the event that determines it, in order to choose the new Trustee, which may be called by Trustee itself to be replaced, by Debenture Holders representing at least 10% (ten percent) of the Outstanding Debentures, or by CVM. If the call is not made until fifteen (15) calendar days prior to the end of the above mentioned term, Issuer will be responsible for making it, observing the terms set out in the Brazilian Corporation Law, provided that CVM may nominate a provisory substitute while the process for choosing a new Trustee is not concluded.

10.4.2. The remuneration of the new Trustee will be the same already set forth in this Indenture, except if another one is negotiated with Issuer, being previously and expressly accepted in writing by Issuer, at the General Meeting of Debenture holders.

10.4.3. In case Trustee is not able to continue to perform its functions due to circumstances supervening to this Indenture, it shall immediately communicate the fact to the Debenture holders and to Issuer, by calling a General Meeting of Debenture holders, requesting its replacement.

10.4.4. The Debenture holders may, after the closing of the term for the distribution of the Debentures in the market, proceed with the replacement of Trustee and with the indication of its substitute, in a General Meeting of Debenture holders specially called for such purpose.

10.4.5. The replacement, on a permanent basis, of Trustee shall be communicated to CVM, within up to seven (7) Business Days, counted as from the registration in the competent agencies of the amendment to the Indenture of Issue that deals with the respective substitution, and the referred communication shall be followed by the declaration set forth in the caption of article 5 of CVM Resolution 17 and other information and documents required in Paragraph 1 of the referred article.

10.4.6. The replacement of Trustee shall be subject to an amendment to this Indenture, under the Clauses 2.1.1(v), 2.2 and 2.3 of this Indenture.

10.4.7. Trustee will start exercising its functions as from the date of this Indenture of Issue, or, in case of a substitute Trustee, on the day of execution of the corresponding amendment to the Indenture, and shall remain in the exercise of its functions until its effective substitution or until the date of full liquidation of the Debentures, as applicable.

10.4.8. The CVM rules and precepts shall apply to the events of replacement of Trustee.

10.5. Duties

10.5.1. In addition to other duties set forth in law, in a normative act of CVM, in particular CVM Resolution 17, or in this Indenture, the duties and attributions of Trustee are:

(i)to perform its activities with good faith, transparency and loyalty towards the Debenture Holders;

(ii)to protect the rights and interests of the Debenture holders, employing in the exercise of the function the care and diligence that every active and honest man usually employs in the administration of his own assets;

(iii)to resign from the function, in the event of supervening conflict of interests or of any other modality of inaptitude, and to immediately call a General Meeting of Debenture holders, set forth in article 7 of CVM Resolution 17, to resolve on their replacement;

(iv)to keep in good custody all documentation related to the exercise of its functions;

(v)to verify, at the moment of accepting the function, the veracity of the information related to the Guarantee and the consistency of the other information contained in this Indenture of Issue, making sure that the omissions, failures or defects of which it has knowledge, are corrected

(vi)to work close to Issuer, so that this Indenture of Issue and its amendments are registered in the competent bodies, adopting, in case of Issuer omission, the measures eventually foreseen by law

(vii)to follow up the rendering of periodic information by Issuer and to alert the Debenture holders, in the annual report referred to in item (xii) below, Under article 15 of CVM Resolution 17, about inconsistencies or omissions of which it has knowledge;

(viii)to express an opinion about the sufficiency of the information provided in the proposals of modification of the conditions of the Debentures;

(ix)to verify the regularity of the constitution of the Guarantee, observing the maintenance of its sufficiency and feasibility in the terms established in this Indenture of Issue;

(x)to examine the proposal of substitution of the assets given as guaranty, expressing its opinion about the subject in a justified manner;

(xi)to notify, as the case may be, the Guarantors to reinforce the respective guarantee given, in case of its deterioration or depreciation, if applicable, under the terms of this Indenture of Issue;

(xii)to prepare an annual report intended to the Debenture holders, describing the relevant facts occurred during the fiscal year related to the Debentures, pursuant to line "b" of the paragraph 1 of the article 68 of the Brazilian Corporation Law and to article 15 of the CVM Resolution 17, which shall contain, at least, the following information:

(a)compliance by Issuer with its obligations to provide periodic information, indicating any inconsistencies or omissions of which it may be aware;

(b)statutory changes occurred during the fiscal year with relevant effects for the Debenture holders;

(c)comments on Issuer's economic, financial and capital structure indicators related to contractual clauses designed to protect the interests of Debenture holders and which establish conditions that should not be breached by Issuer;

(d)number of Debentures issued, number of Debentures outstanding and balance cancelled in the period;

(e)redemption, amortization, conversion, renegotiation and interest payment of the Debentures made in the period;

(f)the constitution and applications of the amortization fund or other types of funds, if any;

(g)allocation of the funds raised through the Issue, according to the information provided by Issuer;

(h)list of assets and values delivered to its administration, if any;

(i)compliance with other obligations assumed by Issuer and by Guarantors in the Indenture;

(j)maintenance of the sufficiency and feasibility of the Guarantee;

(k)existence of other issues of securities, public or private, made by Issuer, by a related, controlled, controlling company or member of the same group of Issuer in which it has acted in the same fiscal year as Trustee, as well as the following data on such issues:

(i) name of the offering company;

(ii) amount of the issue;

(iii) quantity of securities issued;

(iv) type and guarantees involved;

(v) maturity and interest rate; and

(vi) default in the period.

(l)declaration on the non-existence of a conflict of interest situation that would prevent Trustee from continuing to exercise the function;

(xiii)to make the report referred to in item "l" above available on its website in the world wide web within a maximum period of 4 (four) months, as of the end of Issuer's fiscal year;

(xiv)to request, when deemed necessary for the faithful performance of its duties, updated certificates from the civil distributors, Public Treasury courts, protest registries, Labor Courts, Public Prosecutor's Office, the locality where the asset pledged as collateral is located, or the domicile or head office of the debtor, assignor, guarantor or co-obligor, as the case may be;

(xv)to request, when deemed necessary, an external audit of Issuer;

(xvi)to call, when necessary, the General Meeting of Debenture holders, pursuant to article 10 of CVM Resolution 17;

(xvii)to attend the General Meeting of Debenture holders, in order to provide the information requested;

(xviii)to keep the list of Debenture Holders and their addresses up to date, including through representations before Issuer, the Settling Bank, the Bookkeeping Agent and the B3, (s) to oversee compliance with the provisions of this item, Issuer and the Debenture Holders, as soon as they subscribe, pay-in or acquire the Debentures, expressly authorize the Settlement Bank, the Bookkeeping Agent and B3 to comply with any requests made by Trustee, including disclosure, at any time, of the position of the Debentures and their respective Debenture Holders;

(xix)to inspect the compliance with the clauses contained in the Indenture, specially those imposing the obligations to do and not to do;

(xx)to communicate to the Debenture holders any default, by Issuer, of financial obligations assumed in this Indenture of Issue, including the obligations related to the Guarantee and to contractual clauses destined to protect the interest of the Debenture holders and that establish conditions that shall not be breached by Issuer, indicating the consequences for the Debenture holders and the measures that it intends to take regarding the matter, observing the term set forth in article 16, II, of CVM Resolution 17;

(xxi)to monitor the destination of the funds raised through the Issue of the Debentures, according to the data obtained from Issuer's managers

(xxii)to follow up, on each payment date, the full and punctual payment of the values due, as stipulated in this Indenture

(xxiii)to make available daily the unit value of the Debentures to the Debenture holders and to the market participants, through its call center and its website; and

(xiv)Trustee will rely on the information made available to it by Issuer to follow up the compliance with the Financial Ratios.

10.5.2. The acts or statements of Trustee that create liability for the Debenture Holders and/or exonerate third parties from obligations with them will only be valid when previously resolved by the Debenture Holders gathered in a General Meeting.

10.5.3. Trustee's performance is limited to the scope of CVM Resolution 17 and applicable articles of Brazilian Corporation Law, being Trustee, therefore, exempt, under any form or pretext, from any additional liability that has not arisen from applicable laws and regulations.

10.5.4. Without prejudice to Trustee's duty of diligence, Trustee will assume that the original documents or certified copies of documents forwarded by Issuer or by third parties at its request have not been subject to fraud or tampering. It will also not be responsible, under any circumstances, for the preparation of Issuer's corporate documents, which will remain under Issuer's legal and regulatory obligation to prepare them, pursuant to applicable law.

10.6. Specific Duties

10.6.1. In the event of default on any obligations of Issue, Trustee shall use any and all measures provided by law or in this Indenture, to protect rights or defend the interests of the Debenture holders, pursuant to article 12 of CVM Resolution 17.

11. GENERAL MEETING OF DEBENTURE HOLDERS

11.1. General provisions

11.1.1. The Debenture holders may, at any time, meet in a general meeting, in accordance with the provisions of article 71 of the Brazilian Corporation Law, in order to resolve on matters of interest to the Debenture holders ("General Meeting of Debenture holders")

11.1.1.2. Without prejudice to the other provisions of this Indenture of Issue, the General Meetings of Debenture holders may be held in an exclusively or partially digital form, subject to the provisions of CVM Resolution no. 81, dated March 29, 2022.

11.1.3. Where the matter to be resolved is specific to the First Series Debenture Holders or the Second Series Debentures Holders individually, they may, at any time according to the provision in article 71 of the Brazilian Corporation Law, meet at a general meeting, which will be held separately, to resolve on the matters of common interest to Debenture Holders of the respective series Debentures, as the case may be.  Whenever the matter to be resolved is a common matter to all series, including but not limited to, with respect to prior requests for waiver related to Early Maturity Events and resolutions regarding examination of early maturity of the Debentures in view of occurrence of any of the Non-Automatic Early Maturity Events, the Debenture Holders, at any time will meet at a joint General Meeting of Debenture Holders Meeting, as provided for in article 71 of the Brazilian Corporation Law, to resolve on a matter of common interest to Debenture Holders of all series.  In such case, for purposes of quorum determination, the total Debentures subject matter of the Issue will be taken into account, with no distinction between the series.

11.1.4. The procedures under this Clause 11 will be jointly applicable to General Meetings of Debenture Holders of all series; and individually, to the General Meetings of Debenture Holders of each of the respective series, as the case may be.  The quorums contained in this Clause 11 and all other clauses of this Indenture of Issue shall be calculated considering the total Outstanding Debentures or the Outstanding Debentures of the respective series, as the case may be.

11.2. Call

11.2.1. The General Meeting of Debenture Holders may be convened by Trustee, by Issuer, by Debenture Holders representing at least ten percent (10%) of the Outstanding Debentures, by Debenture Holders representing at least ten percent (10%) of the Outstanding Debentures of the respective series, as the case may be, or by the CVM.

11.2.2. The call shall be made by means of an announcement published, at least three (3) times, in the press organs in which Issuer shall perform its publications, in compliance with other rules related to the publication of announcement of general meetings call, set forth in the Brazilian Corporation Law, the applicable regulation and this Indenture.

11.2.3. The General Meeting of Debenture Holders shall be called at least twenty-one (21) days in advance in relation to the date of holding.  The General Meeting of Debenture Holders may be held within at least eight (8) days after the date scheduled for the General Meeting of Debenture Holders to be convened.  Call of the General Meeting of Debenture Holders is waived in case of attendance of Debenture Holders representing one hundred percent (100%) of the Debentures.

11.2.4. The General Meetings of Debenture holders shall be called in accordance with the deadlines set forth in the Brazilian Corporation Law in force at the time of the call.

11.2.5. The General Meeting of Debenture holders attended by the holders of all Outstanding Debentures shall be deemed regular, regardless of publications and/or notices.

11.2.6. The resolutions taken by the Debenture holders, within the scope of their legal authority, subject to the quorums established in this Indenture, shall exist, be valid and effective before Issuer and shall bind all the holders of Outstanding Debentures, or the holders of all Outstanding Debentures of the respective series, as the case may be, regardless of attendance or vote cast at the respective General Meeting of Debenture holders.

11.3. Quorum

11.3.1. Pursuant to article 71, third paragraph, of the Brazilian Corporation Law, the General Meeting of Debenture Holders shall be convened, on first call, with the presence of Debenture Holders representing at least a majority of the Outstanding Debentures or the Outstanding Debentures of the respective series, as the case may be, and, on second call, with any number of Debenture Holders.

11.3.2. For purposes of constituting any and all quorums for installation and/or resolution of the General Meeting of Debenture holders provided for herein, (i) "Outstanding Debentures" shall be deemed to mean all Debentures subscribed, excluding those held in treasury by Issuer and/or by any of Guarantors and their respective controlled or affiliated companies, parent companies (or control group), companies under common control, as well as directors of Issuer or of Guarantors, including, but not limited to, persons directly or indirectly related to any of the aforementioned persons; (ii) “First Series Outstanding Debentures” shall mean all subscribed First Series Debentures, excluding those held in treasury by Issuer and/or any of the Guarantors and their respective subsidiaries or affiliates, controlling companies (or controlling group), companies under common control, as well as the managers of Issuer or Guarantors, including but not limited to, persons directly or indirectly related to any of the previously mentioned persons; and (iii) “Second Series Outstanding Debentures” shall mean all subscribed Second Series Debentures, excluding those held in treasury by Issuer and/or any of the Guarantors and their respective subsidiaries or affiliates, controlling companies (or controlling group), companies under common control, as well as the managers of Issuer or Guarantors, including but not limited to, persons directly or indirectly related to any of the previously mentioned persons.

11.4. Chairman

11.4.1. The chairman of the General Meeting of Debenture holders will be held by the Debenture Holder elected by the Debenture holders or one appointed by CVM.

11.5. Quorum

11.5.1. In the resolutions of the General Meeting of Debenture Holders, each Outstanding Debenture shall be entitled to one vote, being allowed the appointment of a proxy, whether debenture holder or not.

11.5.2. Without prejudice to other quorums expressly set forth in the other Clauses of this Indenture of Issue, and observing the provisions of Clause 11.5.3 below, any and all matters related to the Debentures and to the Issue, which are subject to resolution in the General Meeting of Debenture holders, in relation to any obligations set forth herein, shall be approved by Debenture holders representing, at least, fifty percent (50%) plus one of the Outstanding Debentures or the Outstanding Debentures of the respective series, as the case may be.

11.5.3. Notwithstanding the provision in Clause 11.5.2 above, the resolutions related to: (i) changes related to the Issue Amount, Amortization Flow and Dates, Remuneration, Remuneration Payment Dates, Maturity Dates, any change related to Guarantee, Optional Total Early Redemption of the Debentures, Extraordinary Amortization, Early Redemption Offer, Optional Acquisition, renegotiation, changes in the items that provide for Events of Early Maturity, term of the Debentures and/or devices about quorum set forth in this Indenture of Issue (except those that establish a specific quorum, as the case may be), shall count with the approval of Debenture holders representing, at least, seventy-five percent (75%) of the Outstanding Debentures or Outstanding Debentures of the respective series, as the case may be, in first call or second call; and (ii) waiver requests must be approved by Debenture holders representing, at least, seventy-five percent (75%) of the Outstanding Debentures of the Outstanding Debentures of the respective series, as the case may be, on first call, and, at least two-thirds (2/3) of the Outstanding Debentures or Outstanding Debentures of the respective series, as the case may be, on second call.

11.6. Other provisions applicable to General Meetings of Debenture holders

11.6.1. The presence of Issuer's legal representatives at the General Meetings of Debenture Holders convened by Issuer shall be mandatory, whereas at the General Meetings of Debenture Holders convened by the Debenture Holders or Trustee, the presence of Issuer's legal representatives shall be optional, unless when requested by the Debenture Holders or Trustee, as the case may be, in which case it shall be mandatory.

11.6.2. Trustee will attend the General Meetings of Debenture holders and provide Debenture holders with any information requested.

11.6.3. The provisions of Brazilian Corporation Law concerning general meetings of shareholders will apply, as applicable, to General Meetings of Debenture Holders.

12. REPRESENTATIONS AND WARRANTIES OF ISSUER E GUARANTORS

12.1. Issuer and each of Guarantors, respectively, represent and warrant to Trustee, as of the date of execution of this Indenture, that:

(i)Issuer is a stock corporation registered as a publicly-held company with |CVM and Guarantors are limited liability companies, duly organized, incorporated and existing under the laws of the Federative Republic of Brazil, and they have the necessary qualification and authorizations to conduct the business in which they are currently engaged;

(ii)it is duly authorized and has obtained all the authorizations, including, as applicable, corporate, legal, regulatory and of third parties (including creditors), necessary to execute this Indenture, to issue the Debentures and to comply with its respective obligations set forth in this Indenture of Issue and in the other documents related to the Issue and to the Offering, and all legal, corporate, regulatory, of third parties (including creditors) and statutory requirements necessary for such purpose have been satisfied;

(iii)the obligations undertaken under this Indenture of Issue and in the other documents of Issue and of the Offering constitute legally valid, lawful, binding and effective obligations, enforceable in accordance with their terms and conditions;

(iv)no registration, consent, authorization, approval, license, order of, or qualification with any governmental authority or regulatory body is required for the performance of its obligations under this Indenture of Issue or for the execution of Issue, except for the protocols, registrations and publications, as applicable, provided in Clause 2 above;

(v)the execution of this Indenture of Issue and the performance of Issue and the Offering: (a) do not breach its By-laws or articles of association, as applicable; (b) do not breach any provision of law, contract or regulation to which Issuer and/or Guarantors, as applicable, and/or by which any of its assets are subject; (c) are not in breach of any administrative, judicial or arbitral order, decision or judgment affecting Issuer and/or Guarantors, as applicable, or any of their assets; (d) are not in breach of any contract or instrument to which Issuer and/or Guarantors, as applicable, are a party or by which any of their assets are subject, nor will it result in: (1) the early maturity of any obligation set forth in any such contracts or instruments; (2) the creation of any Encumbrance on any assets or property of Issuer and/or Guarantors, as applicable, except for those already existing as of the date hereof and for those created as a result of the execution of this Indenture, the Issue of the Debentures and the establishment of the Guarantee; or (3) the termination of any such contracts or instruments;

(vi)there is no lawsuit, administrative or arbitration proceeding, inquiry or other type of investigation that may cause a Material Adverse Effect on Issuer and/or Guarantors;

(vii)no Material Adverse Effect has occurred until the date hereof, and it has not omitted any fact, of any nature, that is known to it and that may result in an Event of Early Maturity or in the occurrence of a Material Adverse Effect

(viii)it is in compliance with the obligations contained in this Indenture of Issue and no Event of Early Maturity has occurred, is not in progress and does not exist on the date hereof;

(ix)the latest financial information disclosed in 2020, 2021 and 2022, respectively, adequately present the financial position of Issuer and/or Guarantors, as applicable, on the dates to which they relate, and have been duly prepared in accordance with the accounting principles determined by applicable regulations generally accepted in Brazil. Since the date of the most recent respective financial statements, there has been no adverse impact on its financial condition and results of operations in question, no transaction involving Issuer and/or Guarantors, as applicable, outside the normal course of its business, that is material to Issuer and/or Guarantors, as applicable, nor has there been any reduction in Issuer's and/or Guarantors' share capital or substantial increase in Issuer's and/or Guarantors' indebtedness, as applicable;

(x) the reference form of Issuer, prepared pursuant to CVM Resolution no. 80, of March 29, 2022, as amended (“CVM Resolution 80”) (“Reference Form – Issuer”) is in effect and filed with CVM on the date of this Indenture of Issue and contains all true, consistent, up-to-date and correct information related to Issuer and Guarantors, as required by CVM regulations;

(xi) there are no other material facts in relation to Issuer and Guarantors that have not been disclosed in the Reference Form – Issuer, which omission causes any representation in the Reference Form – Issuer to be untrue, inconsistent, inaccurate, outdated, incorrect and/or insufficient;

(xii)there is no breach of any contractual, legal provision or of any judicial, administrative or arbitral order, or any proceeding, judicial, administrative or arbitral, in any of the cases of this clause that may directly or indirectly seek to annul, alter, invalidate, question or in any way affect any of the obligations arising out of or related to the Debentures

(xiii)it has all the authorizations and licenses (including environmental) required by the federal, state and municipal authorities that are indispensable for the exercise of its activities, being all of them valid, except in case of good faith challenge, provided that the respective precedent condition is obtained or that they are in a timely process of renewal, provided that such absence does not cause a Material Adverse Effect

(xiv)there are no strikes or stoppages in progress related to Issuer and/or Guarantors;

(xv)is complying with the laws, regulations, administrative rules and determinations of governmental agencies, municipalities or courts, including, (a) with respect to itself and its Affiliates, its employees (including officers and/or partners with management powers), its employees, agents, representatives, suppliers, contractors, subcontractors or third parties, acting on its behalf and for the benefit of Issuer and/or Guarantors, the Social and Environmental Legislation, applicable to the conduct of its business and maintenance of its properties in all its aspects; and (b) with respect to itself and its respective directors, partners with management powers, employees, agents, representatives, subcontractors or third parties, acting on its behalf and for the benefit of Issuer and/or Guarantors, the Anti-Corruption and Anti-Money Laundering Laws, applicable to the conduct of its business and maintenance of its properties in all its aspects;

(xvi)especially as to the Socio-Environmental Legislation, adopts measures and preventive and reparatory actions, destined to prevent, mitigate, correct and/or compensate for any damages that may be caused to the environment or to its workers in the scope of the activities described in its corporate purpose, as applicable, as well as it proceeds to all the required and indispensable diligences for its economic activities, preserving the environment in the terms of the Socio-environmental Legislation and complying with the determinations of the municipal, state, and federal bodies that may subsidiarily legislate or regulate the Socio-environmental Legislation;

(xvii)its activities do not use child labor and/or labor in conditions analogous to slavery and/or employ forest dwellers, nor encourage prostitution;

(xviii)no statement, information, financial statement, document or report provided by Issuer and/or any of Guarantors under this Indenture of Issue contains, in any material respect, an untrue statement of a fact or an omission of a fact necessary to make the statements contained therein not misleading;

(xix)it has not, as well as its Affiliates and their respective directors, partners with management powers, employees, agents, representatives, acting on its behalf or for the benefit of Issuer and/or Guarantors, been convicted in the judicial, arbitral or administrative spheres, for (a) crime against the environment, or (b) use of slave labor or child labor;

(xx)the legal representatives who sign this Indenture of Issue have statutory and/or delegated powers to assume, on its behalf, the obligations set forth herein and, being proxies, had the powers rightfully granted, and the respective mandates are in full force and effect;

(xxi)the information provided until the closing of the Offering is true, consistent, correct, sufficient and up-to-date so that investors interested in subscribing or acquiring the Debentures have knowledge of Issuer and of Guarantors, as the case may be, and their respective activities and financial situation, their responsibilities, in addition to the risks to their activities and any other relevant information for making informed investment decisions of investors interested in acquiring the Debentures, to the extent required by applicable law

(xxii)it has not omitted any fact, of any nature, that is of its knowledge and that may result in a change in its economic-financial, reputational or legal situation to the detriment of the Debenture holders

(xxiii)the documents, information and informational materials provided to Trustee or the Debenture holders are correct, true, consistent, sufficient and up-to-date in all material respects, and are up to date as of the date they were provided, as applicable, and include the documents and information relevant for making an investment decision on the Debentures, and information has been made available on the relevant operations of Issuer and Guarantors, as applicable, as well as on the relevant rights and obligations arising therefrom;

(xxiv)(a) it is aware and causes its respective administrators, partners with management powers, employees, agents or representatives, acting on its behalf and on behalf of Issuer and/or of Guarantors to be aware of the terms of the Anti-Corruption and Anti-Washing Laws; (b) it has policies and procedures for compliance with said legislation; and (c) it makes its best efforts to make its internal policies regarding the Anti-Corruption and Anti-Washing Laws known to its eventual subcontractors and to all its professionals prior to said hiring;

(xxv)there is no, on this date, any conviction, action, administrative or legal proceeding or violation, as well as, to the best of its knowledge, there is not, on this date, any investigation process or inquiry related to any provision of any law or regulation, national or foreign related to the practice of corruption or acts harmful to the public administration, including the Anti-corruption and Anti-laundering Laws, by Issuer and/or Guarantors, their respective Affiliates and their respective administrators, partners with management powers, employees and representatives, acting on their behalf and for the benefit of Issuer and/or Guarantors;

(xxvi)is fully aware and agrees with the form of disclosure and calculation of the DI Rate and that the form of calculation of remuneration of the Debentures was determined by its own free will, in compliance with the principle of good faith;

(xxvii)the information disclosed to the market by Issuer and Guarantors, pursuant to CVM Resolution 160, is true, consistent, correct, sufficient and up-to-date, allowing investors to make an informed decision regarding the Issue

(xxviii)it has disclosed all material facts with respect to Issuer, Guarantors or the Debentures, pursuant to CVM Resolution 160;

(xxix)it is up to date with the payment of all relevant tax obligations (municipal, state and federal), except in cases in which (a) Issuer and/or Guarantors are challenging in good faith the respective payment in the administrative and/or judicial spheres, provided that they have made corresponding provisions, or (b) cause a Material Adverse Effect; and

(xxx)it holds all the goods and assets considered indispensable for the faithful development and operation of Issuer's and Guarantors' activities, which are duly insured, in accordance with the practices adopted by Issuer and in line with market practices.

12.2. Issuer and/or Guarantors, as applicable, undertake to notify Trustee and the Debenture holders, within 3 (three) Business Days, counted from the respective occurrence, if any statements made herein with respect to themselves become totally or partially untrue, incomplete or incorrect.

13. MISCELLANEOUS

13.1. Notices

13.1.1. The notices to be sent by any of the Parties pursuant to this Indenture of Issue shall be forwarded to the following addresses:

If to Issuer and Guarantors:

Vitru Brasil Empreendimentos, Participações e Comércio S.A., Sociedade Educacional Leonardo da Vinci Ltda. and CESUMAR – Centro de Ensino

Superior de Maringá Ltda.

Rodovia BR José Carlos Daux, nº 5500, sala T, 2º andar, Torre Jurerê A, bairro Saco Grande – CEP: 88032-005, Cidade de Florianópolis, Estado de Santa Catarina
Attn.: William Victor Kendrick de Matos Silva and Carlos Henrique Boquimpani de Freitas

Tel.: (47) 3281-9500

E-mail: william.matos@vitru.com.br and carlos.freitas@vitru.com.br

With copy to: juridicosocitario@uniasselvi.com.br

If to Trustee:

Vórtx Distribuidora de Títulos e Valores Mobiliários Ltda.
Rua Gilberto Sabino no. 215, 4º. Andar, Pinheiros CEP 05.425-020

São Paulo - SP.
Attn.: Eugênia Souza / Marcio Teixeira

Tel.: (11) 3030-7177

E-mail:  agentefiduciario@vortx.com.br / pu@vortx.com.br (for de-pricing purposes);

13.1.2. The notices relating to this Indenture of Issue shall be considered delivered when received under protocol or with "notice of receipt" issued by the Brazilian Post Office, by telegram or, further, by electronic mail, at the addresses above. The communications made by facsimile or electronic mail shall be considered as received on the date they are sent, provided that their receipt is confirmed by means of a receipt issued by the machine used by the sender.

13.1.3. The change in any of the addresses above shall be communicated immediately by the Party that has its address changed.

13.1.4. Except for the obligations undertaken as a means of specific performance, the performance of the obligations agreed herein and in all other Operation Documents related to the sending of documents and periodic information to Trustee will take place exclusively through the VX Informa Platform.  For the purposes of this Indenture, “VX Informa” shall mean the digital platform made available by Trustee on its website (https://vortx.com.br).  For the registration it is necessary to access https://portal.vortx.com.br/register and request access to the system.

13.2. Waiver

13.2.1. No waiver of any of the rights arising out of this Indenture shall be presumed. Thus, no delay, omission or liberality in exercising any right, power or remedy by Trustee and/or the Debenture holders by reason of any default of Issuer shall impair such rights, powers or remedies, or will be deemed as a waiver thereof or acquiescence in such default, nor shall it create novation or modification of any other obligations assumed by Issuer in this Indenture of Issue or precedent with respect to any other default or delay.

13.3. Truth of the Documentation

13.3.1. Without prejudice to Trustee's duty of diligence, Trustee will assume that the original documents or certified copies of documents forwarded by Issuer, by Guarantors or by third parties at its request have not been subject to fraud or tampering. Trustee will also not be under any circumstances responsible for the preparation of Issuer's corporate documents, which will remain under Issuer's legal and regulatory obligation under applicable law.

13.3.2. In order to provide the specified services and to make the necessary decisions with respect to the provisions of this Indenture, Trustee shall not be responsible for verifying the sufficiency, validity, quality, truthfulness or completeness of the corporate resolutions, the acts of management or of any document or record of Issuer which it considers authentic which has been or is forwarded to it by Issuer or its employees.

13.4. Extrajudicial Enforcement Instrument and Specific Performance

13.4.1. This Indenture of Issue and the Debentures constitute extrajudicial enforcement instruments under article 784, subparagraphs I and II of the Code of Civil Procedure, and the Parties hereby acknowledge, without any other applicable measures, that the obligations undertaken under this Indenture of Issue will serve as specific performance and are subject to the provisions of articles 815 and following of the Code of Civil Procedure, without prejudice to the right to declare the early maturity of the Debentures under this Indenture of Issue.

13.5. Counting of Terms

13.5.1. Except as otherwise specifically provided for in this Indenture of Issue, the terms established in this Indenture of Issue shall be counted in accordance with the rule prescribed in article 132 of the Civil Code, and the day of the beginning is excluded and the day of the maturity is included.

13.6. Irrevocability and Successors

13.6.1. This Indenture of Issue is executed on an irrevocable and irreversible basis and is binding upon the Parties and their successors.

13.7. Severability and Interpretation of Headings of the Clauses

13.7.1. If any of the provisions of this Indenture of Issue is held as illegal, invalid or ineffective, all other provisions hereof shall prevail, and the Parties undertake, in good faith, to replace the affected provision by another that, to the extent possible, produces the same effect.

13.7.2. The holding of a General Meeting of Debenture holders is waived to resolve on: (i) the correction of typing, verbal agreement, accentuation or arithmetic errors; (ii) amendments to any documents of the Issue already expressly permitted under the terms of the respective document(s); (iii) amendments to any documents of the Issue due to requirements formulated by the CVM, B3 or ANBIMA; or (iv) due to the updating of the Parties' registration data, such as change in the corporate name, address and telephone number, among others, provided that the changes or corrections referred to in items (i), (ii), (iii) and (iv) above may not cause any loss to the Debenture Holders or any change in the flow of the Debentures and provided that there are no additional costs or expenses for the Debenture Holders.

(i) Notwithstanding the waiver of the General Meeting of Debenture holders to resolve on the matters indicated in Clause 13.7.2 above, the Parties shall remain obliged to take all measures, as well as to prepare, execute and register all documents required for purposes of correction of errors or alteration to the Issue documents, in the events set out in items (i) to (iv) of Clause 13.7.2.

13.8. Expenses

13.8.1. Issuer shall bear all costs: (a) resulting from the public placement of the Debentures, including all costs related to their registration at B3 and CVM; (b) of registration and publication of all acts necessary for the Issue, such as this Indenture, any amendments thereto and the corporate acts of Issuer; and (c) for expenses with the hiring of Trustee, the Rating Agency, the Settlement Bank and Bookkeeping Agent, and the debentures trading system in the secondary market of B3.

13.9. Governing Law

13.9.1.	This Indenture of Issue is governed by under the Laws of the Federative Republic of Brazil.

13.10. Electronic Signature and Jurisdiction

13.10.1. This Indenture of Issue shall be signed by electronic, digital and/or computerized means, provided that the Parties acknowledge this form of contracting as valid and fully effective, constituting a legitimate and sufficient form for the proof of identity and validity of the Parties' statement of will to execute eventual amendments, and shall, in any case, comply with the rules in force for verification of the authenticity of the Parties' signatures, provided that it is established with certification within the ICP - BRASIL standards, in accordance with article 107 of the Civil Code and article 10,  Paragraph 1, of Executive Order No. 2,200-2 of August 24, 2001.

13.10.2 The Parties agree that for all legal purposes, the starting date for this Indenture of Issue to produce effects will be the date of this instrument, even where any of the Parties signs this Indenture of Issue on a later date for any reason, in which event the Parties hereby agree with the retroaction of the effects hereof to the date mentioned herein.

13.10.3. The courts of the City of São Paulo, State of São Paulo, are hereby elected to settle any doubts or controversies arising out of this Indenture, with the exclusion of any other, no matter how privileged it may be or may become.

In witness whereof, the Parties have executed this indenture electronically, together with two (2) witnesses, who also sign it.

São Paulo, October 30, 2023.

(The signatures are available on the following pages)

*****

(Signature page 1/5 of the “Indenture of the Third (3rd) Issue of Non-Convertible Into Stocks, Simple Debentures of the Unsecured Type with Additional Personal Guarantee in Up to Two Series for Public Distribution Under Automatic Registration Procedure of Vitru Brasil Empreendimentos, Participações e Comércio S.A.”)

VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A.

/s/ Carlos Henrique Boquimpani de Freitas	/s/ William V K de Matos Silva
Name: Carlos Henrique Boquimpani de Freitas	Name: William V K de Matos Silva
Title: CFO	Title: CEO

(Signature page 2/5 of the “Indenture of the Third (3rd) Issue of Non-Convertible Into Stocks, Simple Debentures of the Unsecured Type with Additional Personal Guarantee in Up to Two Series for Public Distribution Under Automatic Registration Procedure of Vitru Brasil Empreendimentos, Participações e Comércio S.A.”)

VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA.

/s/ Matheus Gomes Faria	/s/ Francielle Viana
Name: Matheus Gomes Faria	Name: Francielle Viana
Title: Attorney-in-fact	Title: Attorney-in-fact

(Signature page 3/5 of the “Indenture of the Third (3rd) Issue of Non-Convertible Into Stocks, Simple Debentures of the Unsecured Type with Additional Personal Guarantee in Up to Two Series for Public Distribution Under Automatic Registration Procedure of Vitru Brasil Empreendimentos, Participações e Comércio S.A.”)

SOCIEDADE EDUCACIONAL LEONARDO DA VINCI LTDA.

/s/ Carlos Henrique Boquimpani de Freitas	/s/ Pedro Jorge Guterres Quintans Graça
Name: Carlos Henrique Boquimpani de Freitas	Name: Pedro Jorge Guterres Quintans Graça
Title: CFO	Title: CEO

(Signature page 4/5 of the “Indenture of the Third (3rd) Issue of Non-Convertible Into Stocks, Simple Debentures of the Unsecured Type with Additional Personal Guarantee in Up to Two Series for Public Distribution Under Automatic Registration Procedure of Vitru Brasil Empreendimentos, Participações e Comércio S.A.”)

CESUMAR – CENTRO DE ENSINO SUPERIOR DE MARINGÁ LTDA.

/s/ Carlos Henrique Boquimpani de Freitas	/s/ William V K de Matos Silva
Name: Carlos Henrique Boquimpani de Freitas	Name: William V K de Matos Silva
Title: CFO	Title: CEO

(Signature page 5/5 of the “Indenture of the Third (3rd) Issue of Non-Convertible Into Stocks, Simple Debentures of the Unsecured Type with Additional Personal Guarantee in Up to Two Series for Public Distribution Under Automatic Registration Procedure of Vitru Brasil Empreendimentos, Participações e Comércio S.A.”)

Witnesses:

/s/ Letícia Ferreira Hammes	/s/ Ana Beatriz Rodrigues de Brito
Name: Letícia Ferreira Hammes	Name: Ana Beatriz Rodrigues de Brito
CPF: Attorney-in-fact

SCHEDULE I

FORM OF DECLARATION OF PROOF OF ALLOCATION OF FUNDS ORIGINATING FROM THE THIRD (3rd) ISSUE OF DEBENTURES OF VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A.

VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A., a stock corporation registered as category “B” publicly-held company  with the Securities and Exchange Commission, in operating phase, with its principal place of business in the City of Florianópolis, State of Santa Catarina, at Rodovia José Carlos Daux, n. 5500, sala T, 2º andar, Torre Jurerê A, Saco Grande - CEP: 88.032-005, enrolled with the National Register of Legal Entities of the Ministry of Finance ("CNPJ ") under No. 20.512.706/0001-40, herein represented under its By-laws ("Issuer”, represents for due purposes to have used the funds raised by means of  the third (3rd) issue of non-convertible into stocks, simple debentures issued by Issuer in [•] series, for public distribution under the automatic distribution procedure, exclusively pursuant to the terms of Clause 4 of the “Indenture of the Third (3rd) Issue of Non-Convertible Into Stocks, Simple Debentures of the Unsecured Type with Additional Personal Guarantee in Up to Two Series for Public Distribution Under Automatic Registration Procedure, of Vitru Brasil Empreendimentos, Participações e Comércio S.A.” (“Indenture”), entered into by and between Issuer and VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., enrolled with the CNPJ under no. 22.610.500/0001-88, on October 30, 2023, as amended, according to the report below:

Discharged Agreement	Date of Discharge	Amount Paid for Discharge
[•]	[•]	[•]
[•]	[•]	[•]
[•]	[•]	[•]

Summary:

Percentage Funds Used	Amount Allocated
[•]	[•]
VALOR TOTAL	R$ [•]

This report is attached with a copy of the Instrument of Discharge [or similar document or document evidencing the discharge of the debt] and the respective proofs of payment.

São Paulo, [•] [•], 20[•].

VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A.